UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Middlesex Water Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MIDDLESEX WATER COMPANY

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

May 20, 2025 | 11:00 a.m. EDT

Virtual Annual Meeting

Middlesex Water Company 485C Route 1 South Suite 400 Iselin, New Jersey 08830

Dear Valued Shareholders,

It is my privilege to invite you to the Annual Meeting of Shareholders (the “Annual Meeting”) of Middlesex Water Company (“Middlesex” or the “Company”), which will be held virtually on Tuesday, May 20, 2025, at 11:00 a.m. EDT. This meeting provides an important opportunity to review our Company’s progress, share updates on our strategic initiatives, and discuss matters that are critical to building long-term shareholder value.

This year marked a significant milestone for Middlesex as we welcomed our new President and Chief Executive Officer (CEO), Nadine Leslie, effective March 1, 2024. With over 25 years of experience in the water industry, Nadine assumed leadership at a pivotal time, continuing our legacy of excellence for 128 years.

In her first year, Nadine has quickly demonstrated her commitment to upholding the high standards of service and operational excellence that have been the hallmark of Middlesex. She has shown exceptional strategic vision, and we are confident that under her guidance, we will continue to grow and thrive in the years to come.

As we reflect on 2024, I am proud of the meaningful progress made under Nadine’s leadership. Her team navigated a year of transition while strengthening operational resiliency, enhancing financial performance, and maintaining our commitment to delivering shareholder value. Notable accomplishments include:

Financial Performance

•	Reported net income of $44.4 million in 2024 compared to net income of $31.5 million in 2023.
•	Revenues for 2024 were $191.9 million, an increase of $25.6 million when compared to $166.3 million in 2023.
•	Achieved 52 consecutive years of dividend increases, with a 4.62% increase in 2024.
•	2024 diluted earnings per share: $2.47, a 40% increase from $1.76 in 2023.
•	Added approximately 2,100 new regulated customers through organic growth.

Strategic Investments in Infrastructure

•	Invested $75 million in capital expenditures in 2024 to upgrade, replace and enhance the resiliency of our water and wastewater utility infrastructure.
•	Utility infrastructure investment of $387 million planned from 2025 through 2027.
•	Constructed a one-million-gallon elevated storage tank in Sussex County, Delaware, and completed three accelerated major main replacement projects in New Jersey.

Operational Excellence and Resiliency

•	Successfully transitioned to new leadership with Nadine Leslie as President & CEO, Mohammed G. Zerhouni as CFO, and Gregory Sorensen as COO, bringing extensive industry expertise.
•	Launched “Project Synergy,” upgrading our Work & Asset Management software and transitioning it to the Cloud, improving asset visualization, Geographic Information System integration, and data analytics.
•	Implemented a Cross Connection Control Program in Delaware and hosted Safety Practical Days companywide to reinforce best practices for operations personnel.
•	Completed the lead service line inventory for Tidewater Utilities, Inc. (Tidewater) and filed Tidewater’s first general rate case since 2013, to support investments in water quality and infrastructure.
•	Tidewater won the “Best Tasting Water” award at the 2024 Delaware Rural Water Association Expo.

Long-Term Vision

•	Launched the “MWC 2030 Vision,” which focused on five key pillars: Employee Engagement, Operational Excellence, Customer Experience, Selective and Sustainable Growth, and Stakeholder Management

I want to thank you for your steadfast loyalty and support of Middlesex and the Board of Directors throughout the years. I also congratulate Nadine and her leadership team on their vision for future success and on their diligent focus on execution of that vision.

Sincerely,

Dennis W. Doll

Chairman of the Board

April 10, 2025

Proxy Statement: 2025 Annual Meeting of Shareholders	TABLE OF CONTENTS

CONSERVING NATURAL RESOURCES THROUGH INTERNET AVAILABILITY OF PROXY MATERIALS

This year, we are again using the U.S. Securities and Exchange Commission’s Notice and Access model (“Notice and Access”) which allows delivery of proxy materials via the Internet as the primary means of furnishing proxy materials. We believe Notice and Access provides shareholders with a convenient method to access the proxy materials and vote, reduces the costs of printing and distributing proxy materials, and allows us to conserve natural resources in alignment with our role as an environmental steward.

On or about April 10, 2025, we will mail a Notice of Internet Availability (“NOIA”) of Proxy Materials containing instructions on how to access our Proxy Statement and our 2024 Annual Report online and how to vote via the Internet. The NOIA also contains instructions on how to receive a paper copy of the proxy materials and our 2024 Annual Report to Shareholders.

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or internet voting, if available to you, or if you received these proxy materials by U.S. mail, by completing, signing, dating and returning the enclosed proxy card promptly. If voting by phone, please call the toll-free number found on your NOIA of Proxy Materials or on your proxy card. To vote via the Internet, please visit the website shown on your NOIA (www.proxyvote.com) before 11:59 p.m. on May 19, 2025 to transmit voting instructions. (Shareholders will need the 12-digit control number from the proxy card or NOIA to view proxy materials at www.proxyvote.com).

Shareholders of record may deliver their vote online during the virtual Annual Meeting by following directions on the Annual Meeting website. Beneficial owners of shares of common stock held in street name through a bank or brokerage account should follow the voting instructions enclosed with their proxy materials.

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2025

Tuesday, May 20, 2025 — Annual Meeting of Shareholders

Dear Shareholder:

You are cordially invited to participate in the Annual Meeting of Shareholders (the “Annual Meeting”) of Middlesex Water Company (“Middlesex” or the “Company”) which will be held on May 20, 2025 at 11:00 a.m. Eastern Daylight Time for the following purposes:

Proposal 1:	To elect two Class II directors to serve for a period of three years and one Class III director to our Board of Directors (the “Board”) to serve for a period of one year and until their successors are elected and qualified.

Class II

Steven M. Klein, Amy B. Mansue

Class III

Walter G. Reinhard

Proposal 2:	To approve, by non-binding advisory vote, named Executive Officer compensation, as described in the accompanying Proxy Statement under Executive Compensation.

Proposal 3:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement by, or at, the direction of the Board.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. You do not need to attend the Annual Meeting in order to vote. The Board recommends that you vote for Proposal 1, for Proposal 2 and for Proposal 3.

This year’s Annual Meeting will be held exclusively via audiocast at www.virtualshareholdermeeting.com/MSEX2025.

We strongly encourage shareholders to vote, and to do so as promptly as possible. The deadline for voting by Internet or phone is before the Annual Meeting at 11:59 p.m. Eastern Daylight Time on Monday, May 19, 2025.

Middlesex Water Company • 485C Route 1 South • Suite 400 • Iselin, New Jersey 08830

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NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS Cont’d

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Shareholders to Be Held on May 20, 2025

You are invited to participate in the Annual Meeting via live audiocast. Whether or not you expect to virtually attend the Annual Meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote at www.virtualshareholdermeeting.com/MSEX2025 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend, participate in, and ask questions at, the Annual Meeting are posted at www.virtualshareholdermeeting.com/MSEX2025. You will be also able to vote your shares while attending the Annual Meeting by following the instructions on the website.

The Board has fixed the close of business on March 25, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record as of the close of business on March 25, 2025, or their proxy holders, may vote at the Annual Meeting. Please note in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of Directors or the non-binding proposal regarding the compensation of our Named Executive Officers. This proxy statement is first being provided to our shareholders on or about April 10, 2025.

On Behalf of the Board of Directors,
Iselin, New Jersey
April 10, 2025
Jay L. Kooper
Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING
THE INTERNET AVAILABILITY
OF PROXY MATERIALS

FOR THE ANNUAL MEETING
TO BE HELD ON May 20, 2025

This Proxy Statement and our 2024 Annual Report on
Form 10-K will be available to stockholders at
http://www.proxyvote.com on or about April 10, 2025.

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PROXY STATEMENT SUMMARY

This summary highlights information contained in further detail elsewhere in this Proxy Statement. It does not contain all of the information you should consider and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2024 performance, please also review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Annual Meeting of Shareholders

Date and Time: Tuesday, May 20, 2025 at 11:00 a.m. EDT

Location: Via virtual webcast at www.virtualshareholdermeeting.com/MSEX2025

Record Date: March 25, 2025

Mail Date: April 10, 2025

Transfer Agent: Broadridge Financial Services, Inc.

Stock Symbol: MSEX

Exchange: Nasdaq

State of Incorporation: New Jersey

Year of Incorporation: 1897

Corporate Website: www.middlesexwater.com

Shareholder Service Website: www.shareholder.broadridge.com/middlesexwater

Matters to be Voted Upon

The following table summarizes the proposals to be voted upon at the Annual Meeting and the Board’s voting recommendations with respect to each proposal:

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
1. Election of Directors	FOR EACH DIRECTOR NOMINEE	6

DIRECTOR NOMINEES
Name	Age	Director Since	Class	Independent
Steven M. Klein	59	2009	II	YES
Amy B. Mansue	60	2010	II	YES
Walter G. Reinhard	79	2002	III	YES

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
MANAGEMENT PROPOSALS
2. Advisory Vote to Approve the Company’s Named Executive Officer Compensation	FOR	35
3. Ratification of Baker Tilly US, LLP as Independent Auditor for 2024	FOR	37

Middlesex Water Company          3          2025 Proxy Statement

GENERAL INFORMATION

1.	What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote upon three proposals:

•	Election of three (3) Directors.
•	A non-binding advisory vote to approve Named Executive Officer compensation.
•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Shareholders may also vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

2.	Why am I receiving these proxy materials?

The Company is furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board for use at the Annual Meeting. This Proxy Statement includes information we are required to provide under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

3.	How can I get electronic access to the proxy materials?

The Notice of Internet Availability (“NOIA”) of Proxy Materials provides you with instructions how to 1) view on the Internet our proxy materials for the Annual Meeting; and 2) instruct us to send proxy materials to you by U.S. mail. The proxy materials are available at www.proxyvote.com.

4.	What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Directors Joshua Bershad, M.D. and Vaughn L. McKoy have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the terms thereof.

5.	How are other proxy materials being furnished?

Under rules adopted by the SEC, we have chosen to furnish our proxy materials to our shareholders over the Internet and to provide a NOIA of Proxy Materials by U.S. mail, rather than mailing the printed proxy materials to all shareholders. As a result, the Company is able to reduce printing and postage costs, as well as minimize adverse impact on the environment. If you receive a NOIA, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions provided in the NOIA. Instead, the NOIA instructs you how to access and review all of the information contained in the Proxy Statement and Annual Report to Shareholders online. The NOIA also explains how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions in the NOIA. The Company shall pay the costs of solicitation of proxies.

6.	Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on March 25, 2025, which we refer to as the Record Date, (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 17,894,479 shares of Company common stock issued and outstanding, each entitled to one vote. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder of record at our Principle Executive offices at 485C Route 1 South, Suite 400, Iselin, NJ 08830 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any shareholder of record at the Annual Meeting.

7.	What is the difference between holding shares as a shareholder of record and as a beneficial owner holding shares in “street name”?

 You are a “shareholder of record” if, at the close of business on the Record Date, your shares were registered directly in your name with Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), our transfer agent. You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not directly in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or nominee provides.

8.	How will my shares be voted if I do not vote or if I have not provided instructions to my broker?

All shares that have been properly voted, by completing and submitting a proxy card whether by Internet, telephone or U.S. mail, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you are a shareholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or U.S. mail, the persons named as proxies in the proxy card will have the discretion to vote on those registered matters for you.

If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares on only those proposals for which it has discretion to vote.

Please note that under the rules of the Nasdaq Global Select Stock Market (“Nasdaq”) your bank, broker or other nominee may not vote your shares with respect to matters considered non-routine (Proposals 1 and 2). Proposal 3, the ratification of our auditor, is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

9.	How many votes must be present to hold the Meeting?

In order for the Annual Meeting to be conducted, a majority of the outstanding shares of common stock as of the record date must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum.

Middlesex Water Company          4          2025 Proxy Statement

10.	What is the vote required for each proposal and what are my voting choices?
Proposal	Vote Required	Broker Discretionary Vote Allowed
Proposal 1 - Election of three Directors	Plurality of votes cast	No
Proposal 2 - Advisory vote on executive compensation	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 3 - Ratification of auditors for 2025	Majority of the shares entitled to vote and present or represented by proxy	Yes

With respect to Proposal 1, the election of three Directors, you may vote FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT and indicate any nominee for which you withhold authority to vote. Directors are elected by a plurality of votes cast by shareholders present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of Directors. With respect to Proposals 2 and 3, (or any other matter to be voted at the Annual Meeting), you may vote FOR, AGAINST or ABSTAIN. The approval of the non-binding advisory vote regarding the compensation of our Named Executive Officers (Proposal 2) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal. The ratification of the appointment by the Audit Committee of PricewaterhouseCoopers LLP (Proposal 3) requires that the votes cast in favor of the ratification exceed the number of votes opposing the ratification.

11.	How does the Board recommend I vote?

The Board of Directors recommends that you vote:

•	FOR the election of the three Directors nominated by the Board and named in this Proxy Statement;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers; and
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the fiscal year ending December 31, 2025.
12.	How are abstentions and broker non-votes counted?

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. As described above, where brokers do not have discretion to vote or did not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect the nominees for Director and will not affect the outcome of the vote for these proposals. In addition, under New Jersey corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against the nonbinding advisory proposal regarding the approval of the compensation of our named Executives or the ratification of the appointment of PricewaterhouseCoopers LLP.

May I revoke my proxy or change my vote?

Yes. You may revoke a proxy you have given at any time before it is voted at the Annual Meeting by: (1) submitting to our Corporate Secretary a letter revoking the proxy, which the Secretary must receive prior to the Annual Meeting, or (2) voting at the virtual Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy, unless you specifically request it. You may change your proxy instructions for shares in “street name” by submitting new voting instructions to your broker or nominee.

13.	Who will count the vote?

Votes will be counted by representatives of Broadridge who will tally the votes and certify the results.

14.	Who can participate in the Annual Meeting?

All shareholders of record as of the close of business on March 25, 2025 can attend the Annual Meeting via webcast at www.virtualshareholdermeeting.com/MSEX2025.

15.	Will there be a management presentation at the Annual Meeting?

Management will give a brief presentation during the meeting and shareholders will be invited to submit questions online.

16.	When are shareholder proposals due for the 2026 Annual Meeting?

To be considered for inclusion on our Proxy Statement to be issued in 2026, shareholder proposals must be received at our Executive offices on or before December 12, 2025. In addition, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must comply with the requirements of SEC Rule 14a-19(b) and deliver any such proxy to our Executive offices on or before March 20, 2026. Shareholder proposals and proxies in support of director nominees should be directed to the Corporate Secretary of Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

17.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will issue final results in a press release and in a current report on Form 8-K which we will file with the SEC on or about May 21, 2025.

18.	How can I participate in Householding of Annual Meeting Materials?

The SEC rules permit us, with your permission, to deliver a single paper Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding” reduces the volume of duplicate information and reduces our expenses and environmental impact. Once given, a shareholder’s consent will remain in effect unless and until it is revoked by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future Proxy Statements and Annual Reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

Separate Copies for Beneficial Owners

Institutions that hold shares in “Street Name” for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate paper copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above. Beneficial owners with the same address who receive more than one paper Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

Middlesex Water Company          5          2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by shareholders to oversee their interest in the overall success of our business. Board members are divided into three classes with staggered three-year terms. The Corporate Governance & Nominating Committee periodically reviews the efficacy of declassifying the Board. The Board continues to maintain that its present classification structure with three classes of Directors with as nearly equal number of members as practicable, provides for the most effective continuance of the knowledge and experience gained by members of the Board, and that maintaining the current Board classification structure serves the best interests of shareholders.

The present terms of Class II Directors expire at the 2025 Annual Meeting of Shareholders. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board recommends Steven M. Klein and Amy B. Mansue stand for re-election as Class II and that Walter G. Reinhard stand for re-election as a Class III Director. The Director nominees for election named below are willing to be duly elected and to serve. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. If at the time of the election the nominees listed should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors is reduced. There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with regulations of the SEC.

Election of Directors (Proposal No. 1)

The Company has ten Directors on its Board. The following Table provides summary information about each Director nominee standing for initial election or re-election to the Board. Additional information for all of our Directors, including the nominees, may be found beginning on page 7.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Experience and Skills
Steven Klein	59	2009	President and Chief Executive Officer of Northfield Bancorp, Inc. and its subsidiary, Northfield Bank	Yes	Audit & Pension	Executive Level Leadership and Executive Management, Leader of Significant Operations, Public Company Board Experience and Leadership, Accounting and Auditing Expertise, Industry Knowledge, Non-Profit and Community Leadership
Amy Mansue	60	2010	President and Chief Executive Officer of Inspira Health	Yes	Audit & Compensation	Executive Leadership and Management, Senior Level Healthcare Administration and Operations, Public Service and Government Experience, Healthcare Strategy & Policy Expertise, Board Leadership and Governance
Walter G. Reinhard	79	2002	Retired partner of the law firm of Norris McLaughlin, P.A.	Yes	Corporate Governance & Nominating, Pension, Ad Hoc Pricing	Executive Leadership and Governance, Legal Expertise and Regulatory Knowledge, Law Practice and Experience, Professional Affiliations and Leadership in Law, Community and Non-Profit Engagement, Specialized Knowledge in Public Utilities

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF THE THREE DIRECTOR NOMINEES NAMED ABOVE.

Middlesex Water Company          6          2025 Proxy Statement

NOMINEES FOR THE BOARD OF DIRECTORS

We set forth information with respect to the business experience, qualifications and affiliations of our Director nominees below. No such director has any transactions, relationships or arrangements not disclosed under Item 404(a) (as required under Item 7(b) of Schedule 14A) that the Board considered under the applicable independence standard in determining that the director is independent.

Class II – (Term expires in 2025)

Steven M. Klein

Independent Director since 2009

Board Committees:

       Audit, Chair | Audit Committee Financial Expert | Pension

Age: 59

Experience and Qualifications:

Steven M. Klein serves as President and Chief Executive Officer of Northfield Bancorp, Inc. and its subsidiary, Northfield Bank, with overall management responsibility for these entities. Mr. Klein is also designated as a financial expert on the Audit Committee. Mr. Klein was named to the Board of Directors of Northfield Bancorp Inc. and Northfield Bank in August 2013. Mr. Klein’s background includes serving as an audit partner with the international accounting and auditing firm KPMG LLP. He is a Certified Public Accountant in the State of New Jersey and member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. He is a board member of the New Jersey Bankers Association and a member of the American Bankers Association. Mr. Klein serves on the Board of Trustees of Richmond University Medical Center.

Education:

Mr. Klein earned a B.A. in Business Administration from Montclair State University.

Class III – (Term expires in 2025)

Walter G. Reinhard

Independent Director since 2002

Board Committees:

       Lead Director | Ad Hoc Pricing Corporate Governance & Nominating, Chair | Pension |

Age: 79

Experience and Qualifications:

Walter G. Reinhard was named Lead Director in May 2020. He served as a partner of the law firm of Norris McLaughlin, P.A. prior to his retirement from the active practice of law and partnership in the firm on December 31, 2014. Mr. Reinhard had been with the firm since 1984 and practiced administrative, environmental and regulatory law involving public utilities. He brings over 40 years of legal experience to the Board including expertise in handling regulatory matters before the New Jersey Board of Public Utilities and the New Jersey Department of Environmental Protection. During his tenure at Norris McLaughlin, Mr. Reinhard’s professional affiliations included the New Jersey State Bar Association and its Public Utility LawSection (Chair, 1988-89), the Water Utility Council of the American Water Works Association, New Jersey Chapter, and the New Jersey Chapter of the National Association of Water Companies. Mr. Reinhard serves as a Trustee of the Fanwood-Scotch Plains YMCA.

Education:

Mr. Reinhard received his B.A. from the University of Pennsylvania and his J.D. from Pennsylvania State University’s Dickinson School of Law.

Class II – (Term expires in 2025)

Amy B. Mansue

Independent Director since 2010

Board Committees:

       Compensation, Chair | Audit

Age: 60

Experience and Qualifications:

Amy B. Mansue has served as President and Chief Executive Officer of Inspira Health since August of 2020. Previously she worked in the RWJBarnabas Health system for 17 years having served in a variety of roles including: Executive Vice President and Chief Experience Officer of RWJBarnabas Health, RWJBarnabas Health – President of the Southern Region, and President and Chief Executive Officer of Children’s Specialized Hospital. Ms. Mansue’s background includes serving as a staff member on healthcare policy for former New Jersey Governor Jim Florio, serving as a Deputy Commissioner in the New Jersey Department of Human Services and as Deputy Chief of Staff to former New Jersey Governor James McGreevey. She was President of HIP/NJ and Senior VP of Strategy for HIP/NY. Ms. Mansue serves on the Boards of the New Jersey Chamber of Commerce, the NJ Hospital Association, Rutgers University Board of Trustees and the New Brunswick Development Corporation.

Education:

Ms. Mansue holds a Bachelor’s degree in social welfare and a Master’s degree in social work, planning and management from the University of Alabama.

Middlesex Water Company          7          2025 Proxy Statement

DIRECTORS NOT STANDING FOR ELECTION IN 2025

We set forth information with respect to the business experience, qualifications and affiliations of our Directors not standing for election in 2025:

Class II – (Term expires in 2025)

Dennis W. Doll

Director since 2006

Age: 66

Experience and Qualifications:

Dennis W. Doll retired as President and CEO of Middlesex in March 2024.

Mr. Doll has more than 35 years of experience in senior level positions in investor-owned water and wastewater utility management. He joined Middlesex as Executive Vice President in November 2004 and was named President and Chief Executive Officer, and a Director of Middlesex, effective January 1, 2006. In May 2010, he was elected Chairman of the Board also serving as Chairman of the Boards of the Company’s subsidiary companies. Mr. Doll speaks frequently on water related issues including asset & capital management, infrastructure policy, utility preparedness and resiliency. He has served as Past President of the National Association of Water Companies and past Chairman of the New Jersey Utilities Association, representing New Jersey’s electric, gas, water and telecommunications industries.

Mr. Doll is past Chairman of the Board of the Water Research Foundation and has served as a Director and member of the Executive Committee of the Board of the American Water Works Association. He presently serves as Treasurer and member of the Board of Court Appointed Special Advocates (CASA) of Middlesex County, NJ.

Education:

Mr. Doll received a B.A. Degree in Accounting and Economics from Upsala College.

Class III –(Term expires in 2026)

Vaughn L. McKoy

Independent Director since 2021

Board Committees: Audit |Corporate Governance & Nominating

Age: 56

Experience and Qualifications:

Vaughn L. McKoy Esq., is Partner with the firm of Connell Foley, LLP where he specializes in general and commercial litigation, regulatory matters, corporate governance, ethics and compliance and government affairs. His leadership experience includes over 25 years working with federal and state governments, non-profits, law firms and corporations. Mr. McKoy brings to the Middlesex Board over 12 years of experience in various legal and business positions of increasing responsibility at Public Service Enterprise Group (PSEG) New Jersey’s largest utility company, where he completed his tenure as Managing Director and Vice-President. Mr. McKoy serves on the Board of Governors of Hackensack Meridian Medical School. He serves as Vice Chair of the Dfree Global Foundation and on the Corporate Advisory Council of the Boys and Girls Clubs of New Jersey.

Education:

Mr. McKoy holds a Bachelor of Science degree in administration of justice from Rutgers University. He earned a juris doctorate from Rutgers University’s School of Law and a Master of Business Administration degree from New York University’s Stern School of Business.

Class III – (Term expires in 2026)

James F. Cosgrove, Jr.

Independent Director since 2010

Board Committees: Ad Hoc Pricing, Chair | Compensation | Pension, Chair

Age: 61

Experience and Qualifications:

James F. Cosgrove is the President of One Water Consulting, LLC, a company providing water resource solutions, strategic planning and regulatory compliance support to public and private sector entities. Prior to his current position, he served as Vice President and Principal of Kleinfelder, a firm offering consulting in architecture, civil and structural engineering, construction management, environmental analysis, remediation, and natural resources management throughout the U.S., Canada and Australia. A Professional Engineer licensed in the State of New Jersey, Mr. Cosgrove has over 35 years’ experience in the field of environmental engineering and science with extensive background in water quality monitoring/modeling and environmental impact analysis. Mr. Cosgrove formerly served as Principal and Founder of Omni Environmental LLC, an environmental consulting firm based in Princeton, NJ. Mr. Cosgrove’s professional affiliations include the American Society of Civil Engineers, the American Water Resources Association, the National Society of Professional Engineers, and the Water Environment Federation, among others. He serves on the Board of Directors of the Association of Environmental Authorities and is a member and past Chair of the New Jersey Clean Water Council.

Education:

Mr. Cosgrove received a B.S. degree in Civil Engineering from Lafayette College and earned his M.E. in Environmental and Water Resource Systems Engineering from Cornell University.

Middlesex Water Company          8          2025 Proxy Statement

DIRECTORS NOT STANDING FOR ELECTION IN 2025

Class III (Term Expires in 2026)

Joshua Bershad, M.D.

Independent Director since 2020

Board Committees: Audit | Compensation

Age: 51

Experience and Qualifications:

Dr. Joshua Bershad is Executive Vice President, Physician Services of RWJBarnabas Health and Chief Medical Officer of Rutgers Athletics. In addition to his role with RWJBarnabas Health and Rutgers Athletics, Dr. Bershad teaches in multiple capacities at Rutgers University, including as Clinical Assistant Professor of Medicine at Rutgers-Robert Wood Johnson Medical School, as Adjunct Clinical Professor at Rutgers-Ernest Mario School of Pharmacy, and as Visiting Lecturer at Rutgers Business School EMBA Program. Previously, he served in multiple senior Executive roles within Robert Wood Johnson University Hospital & Health System, including Senior Vice President/Chief Medical Officer and Chair of the Medical Executive Committee for approximately 10 years. He was the organizer and initial President of RWJ Physician Enterprise, a multispecialty physician group. Dr. Bershad serves as a member of the Board of Directors of the Middlesex County Medical Society and is Chairman of the Board of Directors of Robert Wood Johnson Visiting Nurses. He also is a member of the Board of Trustees of the VNA Health Group.

Education:

Dr. Bershad attended both Rutgers Medical School and Rutgers Business School where he received his MD and MBA, respectively. He also holds a Bachelor’s degree in Biology/Geology from the State University of New York (SUNY) Binghamton.

Class I (Term Expires in 2027)

Nadine Leslie

Director since 2024

Age: 62

Experience and Qualifications:

Ms. Leslie is an accomplished leader with more than 25 years of domestic and international experience in the Water Industry. She was appointed President and CEO of Middlesex effective March 1, 2024. She previously served as Chief Executive Officer of SUEZ North America from 2019 to 2022. In this capacity, she was responsible for overseeing one of North America’s leading environmental companies, with revenues over $1.1 billion, providing water and recycling and recovery services to 6.6 million people in the United States and Canada. The scope of her responsibilities included 15 regulated water utilities, 65 municipal contracts through innovative public-private partnerships and the long-term asset management contracts for water storage facilities, serving more than 4,000 municipal and industrial clients. Ms. Leslie has served on the Boards of Provident Financial Services, Inc. and Provident Bank since June 2021 and joined the Board of Syensqo SA/NV in December 2023.

Education:

Ms. Leslie holds a Bachelor of Science degree in civil engineering from the Faculte des Sciences in Haiti and completed an internship/scholarship program in urban planning at La Cambre University in Belgium.

Class I – (Term expires in 2027)

Kim C. Hanemann

Independent Director since 2016

Board Committees:

Compensation | Corporate Governance & Nominating

Age: 61

Experience and Qualifications: Kim C. Hanemann was named President and Chief Operating Officer of Public Service Electric & Gas Company (PSE&G) effective June 30, 2021. PSE&G is one of the largest combined electric and gas companies in the United States and is New Jersey’s oldest and largest publicly owned utility. Previously she had been Senior Vice President and Chief Operating Officer, responsible for PSE&G’s electric, gas and customer operations, as well as the Company’s asset management and centralized services. She also oversaw the on-time, on-scope and on-budget execution of the company’s large construction projects. Prior to being named Chief Operating Officer, Ms. Hanemann held numerous leadership positions in both electric and gas field operations and in utility support operations. Ms. Hanemann is a member of the Board of Directors of the New Jersey Chamber of Commerce and the New Jersey Utilities Association. She was previously a member of the Board of Trustees of Children’s Specialized Hospital.

Education:

Ms. Hanemann earned her Bachelor’s degree in mechanical engineering from Lehigh University and an M.B.A. from Rutgers Graduate School of Management.

Class I (Term Expires in 2027)

Ann L. Noble

Independent Director since 2019

Board Committees: Ad Hoc Pricing |

Audit | Corporate Governance & Nominating

Age: 63

Experience and Qualifications:

Ann L. Noble is a seasoned business executive with over 30 years of experience in healthcare and insurance. Before retiring, she worked as a Financial Consultant specializing in strategic planning, financial management, and contract negotiation. Previously, she was President and CEO of Qual-Lynx and Vice President of Workers’ Compensation at QualCare, subsidiaries of Cigna Health and Life Insurance Company, where she led a regional claims services and managed care organization for 14 years. Earlier, Ms. Noble served as Vice President of Finance at Robert Wood Johnson University Hospital for a decade, during which she was also on the Board of Directors of QualCare. She spent eight years at Ernst & Young, progressing to Senior Manager in healthcare financial consulting after starting in audit. Since 2014, Ms. Noble has been on the Board of Directors of Manasquan Bank, currently chairing the Strategic Planning Committee. A founding member and Treasurer of the Val Skinner Foundation since 1999, she has helped raise over $10 million for breast cancer initiatives.

Education:

Ms. Noble graduated from Seton Hall University with a Bachelor of Science degree in Accounting and obtained her license as a Certified Public Account in 1987.

Middlesex Water Company          9          2025 Proxy Statement

DIRECTOR COMPENSATION AND EQUITY OWNERSHIP GUIDELINES

Director Compensation

For 2024, the Company compensated each of the Board members who are not employed by the Company (“Outside Directors”) as detailed below. Ms. Leslie, President and Chief Executive Officer received no fee or common stock award for her services as a member of the Board or the Boards of the Company’s subsidiaries.

Position	Annual Retainer
Outside Director	$75,000 (1)
Lead Director	$ 5,000
Chair of Audit Committee	$ 7,500
Chair of Compensation Committee	$ 5,000
All other Chairpersons	$ 2,500

(1)	The annual retainer of $75,000 consists of a cash compensation component of $30,000, contingent upon Board meeting attendance, and a common stock compensation component of $45,000.

The Board committee meeting fees for Outside Directors is $750 cash compensation per Director for each Board committee meeting attended.

Director Compensation Table

The following table details Director compensation for 2024.

Name	Fees earned or paid in cash ($)	Common Stock ($)	Total Compensation ($)
Joshua Bershad, M.D.	33,000	45,000	78,000
James F. Cosgrove Jr.	41,000	45,000	86,000
Dennis W. Doll*	35,000	37,485	72,485
Kim C. Hanemann	39,250	45,000	80,250
Steven M. Klein	51,750	45,000	96,750
Amy B. Mansue	44,500	45,000	89,500
Vaughn L. McKoy	36,750	45,000	81,750
Ann L. Noble	40,500	45,000	85,500
Walter G. Reinhard	52,500	45,000	97,500

*Mr. Doll’s $35,000 cash compensation includes a $10,000 Board Chair fee that Mr. Doll became eligible for upon his becoming a non-executive Chairman effective March 1, 2024.

Director Equity Ownership

Except as noted above with respect to Ms. Leslie, as part of their annual compensation, each Director received Company common stock valued at $45,000. (Mr. Doll received Company common stock valued at $37,485 to reflect the 10 months of 2024 where Mr. Doll served as a non-Executive Director on the Board.) The Board believes that all Directors should maintain a meaningful ownership stake in the Company to underscore the importance of aligning their long-term interests with those of our shareholders. Directors are required to hold common stock valued at least three times the amount of the annual retainer by the fifth anniversary of Board membership. All outside directors met this requirement for 2024.

Middlesex Water Company          10          2025 Proxy Statement

CORPORATE GOVERNANCE

Key Highlights

»	All Directors are independent, other than the Company CEO and Chairman.
»	Independent Lead Director
»	Board Committees are comprised entirely of independent directors
»	Commitment to corporate social responsibility and sustainability
»	Advisory vote on Named Executive Officer compensation is held on an annual basis
»	Prohibitions against hedging and borrowing against Company stock
»	Stock ownership requirements for Directors and Executive Officers
»	Compensation Committee oversees alignment of pay to performance
»	Transparent process for shareholder communications with the Board

Code of Ethics and Corporate Governance Guidelines

Management of the Company is under the general direction of the Board who are elected by the shareholders. The Company’s business is managed under the direction of the Board in accordance with the New Jersey Business Corporation Act and our Certificate of Incorporation and By-laws. Members of the Board are kept apprised of our business through discussions with the President & and Chief Executive Officer and other Company Officers, by reviewing briefing materials and other relevant information provided to them, and by participating in meetings of the Board and its Committees.

Code of Business Conduct

Our Company Code of Conduct (the “Code”) includes guidelines of behavior for Board members as well as vendors and suppliers. All Directors and employees were required to review the Code and affirm, with their signature, that they read and understood the provisions of the Code. Employees receive ongoing education about the Code and are advised they have an ongoing obligation to consult with the General Counsel over any question or potential conflict of interest. In addition, the Company has an internal Ethics Hotline where Code violations may be reported by any employee or member of the general public without fear of retaliation.

The Company’s Code, as well as the charters for the Audit, Compensation, Corporate Governance & Nominating, and Pension Committees, are available on our website www.MiddlesexWater.com under the heading Investors - (Governance). We also make this information available in print to any shareholder upon request. Requests should be addressed to Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

Board Leadership Structure

The Corporate Governance and Nominating Committee and the Board of Directors periodically review the corporate governance model and functioning of the Board, and the ability of directors to identify and discuss topics of relevant interest or concern. The Board of Directors believes that it should maintain the flexibility to select its chair, and its Board leadership structure, based upon the Board’s operating needs and its assessment of what is in the best interest of the Company and its stockholders. In 2024, the Company operated with one individual, Mr. Doll, serving as Chairman of the Board and another individual, Ms. Leslie, serving as President and CEO. This structure, coupled with a strong Lead Director and Independent standing Board committees leveraged both Mr. Doll’s and Ms. Leslie’s management experience, and was the appropriate governance structure in 2024.

Lead Director

In order to ensure that the independent Directors play a leading role in our current leadership structure, the Board maintains a Lead Director position with Mr. Walter Reinhard currently serving in that role.

Summary of Lead Director Responsibilities:

•	Advises the Chairman as to an appropriate schedule of Board meetings;
•	Reviews and provides the Chairman with input regarding the agenda for Board meetings;
•	Presides at all meetings at which the Chairman is not present, including Executive sessions of the independent directors, and apprises the Chairman of the issues considered;
•	Is available for consultation and direct communication with the Company’s shareholders and other members of the Board;
•	Calls meetings of the independent Directors when necessary and appropriate;
•	Performs such other duties as the Board may from time to time delegate.

As part of our Board’s annual assessment process, the Board evaluates our Board leadership structure to ensure it remains appropriate. The Board recognizes there may be circumstances that would lead it to conclude that separate roles of CEO and Chairman of the Board may not be appropriate, but believes that the absence of a formal policy requiring either the separation or combination of the roles of Chairman and CEO provides the flexibility to determine the most appropriate governance structure, as conditions potentially change in the future.

Middlesex Water Company          11          2025 Proxy Statement

BOARD COMPOSITION

Board Composition Matrix (As of March 1, 2025)

Total Number of Directors		10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	–	–
Part II: Demographic Background
African American or Black	1	1	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

Middlesex Water Company          12          2025 Proxy Statement

Board Role In Risk Oversight

The Board as a whole plays an integral role in shaping the Company’s strategy, governance and culture. Another critical responsibility is overseeing our risk exposure as part of determining business strategy that generates long-term shareholder value. Risk Management oversight is a core responsibility of the Corporate Governance and Nominating Committee.

Specifically, the Corporate Governance and Nominating Committee is responsible for overseeing the process by which significant business and operational risks (including information security risks and risks related to climate change) are identified throughout the enterprise and the strategies developed to mitigate any identified risks. The primary purpose of the Corporate Governance and Nominating Committee in fulfilling its risk management oversight responsibilities is accomplished by (i) assessing and reporting to the Board on the Company’s risk environment, including its material, strategic, and operational risks (including but not limited to the brand and reputation of the Company; the health and safety of the Company’s employees and the business operations of the enterprise); (ii) ensuring that management understands and accepts its responsibility for identifying, assessing, and managing risk; (iii) facilitating management’s strategic focus on the Company’s risk management vision and its evolution; (iv) verifying that the guidelines and policies governing the process by which risk assessment and management is undertaken are comprehensive and evolve commensurate with the risk profile of the Company; and (v) reviewing those risks that the Corporate Governance and Nominating Committee deems material to the Company’s shareholders. Management retains responsibility for all day-to-day activities of the Company, including administration of the Company’s formal Enterprise Risk Management program. The Corporate Governance and Nominating Committee updates the Board on risk management activities routinely throughout the year.

Specifically as it relates to cybersecurity, our Board receives regular updates from the Chief Technology Officer on cyber risks and ongoing policies and plans to assess the effectiveness of our information technology and data security processes.

In early 2025, the Board of Directors approved the formation of a new Enterprise Risk Committee to further formalize the Board’s risk oversight management. This new Committee held an initial organizational meeting on March 5, 2025 and is in the process of establishing a new Committee Charter. Further details on the formation of the Enterprise Risk Committee will be provided in the 2026 Proxy Statement.

Committee	Primary Areas of Risk Oversight
Audit

Risks Related to Financial Reporting and Controls

Reviews work performed by the independent registered public accounting firm

Supervises our independent and confidential Ethics hotline reporting system which encourages and allows employees to raise concerns

Oversees matters related to internal audit functions

Reviews and approves related party transactions, if any

Compensation

Oversees human capital risks as well as Executive level succession planning

Risks related to compensation and benefits program for Executive management

Risks related to organizational development including recruitment, retention and engagement

Corporate Governance and Nominating

Risks related to overall corporate governance, including our governance policies and practices

Risks related to Board composition, Board structure and Board and Executive Officer succession planning

Enterprise Risk management including operational, financial and brand risk

Risks related to information technology and data security

Risks related to corporate social responsibility and environmental, social and governance matters including climate related risks and Human Capital Management

Middlesex Water Company          13          2025 Proxy Statement

Director Independence

The Company’s Common Stock is listed on the Nasdaq Global Select Market. Nasdaq listing rules require that a majority of the Company’s Directors be “Independent Directors” as defined by Nasdaq corporate governance standards. “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, could interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. For purposes of this rule, “family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

As defined by Nasdaq corporate governance requirements, a member of the Board is not independent if the Director:

✔	Is, or at any time during the past three years, has been employed by the Company.
✔	Has accepted, or has a family member that has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence.
✔	Is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer.
✔	Is, or has a family member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.
✔	Is, or has a family member who is, employed as an Executive Officer of any other entity where at any time during the past three years any of the officers of the Company serve on the compensation committee of such other entity.
✔	Is, or has a family member who is, a current partner of the Company’s independent auditor, or was a partner or employee of the Company’s independent auditor who worked on the Company’s audit at any time during any of the past three years.

With the exception of Mr. Doll, who was an Executive Officer of the Company through his retirement on February 29, 2024, and Ms. Leslie, who became President & CEO, effective March 1, 2024, the Board has determined that each member of the Board is independent under the Nasdaq listing standards.

The Board based this determination primarily on a review of the responses of the Directors to a comprehensive annual questionnaire regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. The Directors certify individually as to their representations.

Disclosure of Family Relationships and Related Party Transactions

The NASDAQ Corporate Standards and the Company’s Code of Conduct require that Directors and Officers avoid having a relationship or arranging for the Company to enter into transactions with an immediate family member whereby the relationship could interfere with the exercise of independent judgment in carrying out the responsibilities of a Director or Officer. In 2024, the Company did not enter into any transaction where an immediate family member of a Director or Officer had a direct or indirect material interest in the transaction.

Board Size

The Board shall consist of not less than five nor more than twelve members in accordance with the Company By-laws.

Board Meetings and Annual Meeting Attendance by Board Members

The frequency and length of Board meetings, as well as agenda items, are determined by the Chairman and Committee Chairs with input from all other Directors. Meeting schedules are approved by the full Board.

The Board holds regularly scheduled meetings and meets on other occasions when required. We expect our Directors to attend each meeting of the Board and of the committees on which they serve. We expect our Directors to attend our Annual Meeting. During 2024, the Board held seven meetings and the Board Committees held fourteen meetings. All Board and Committee meetings had, at a minimum, 99% Director attendance. All of the Directors serving at the time of the May 2024 Annual Meeting attended that meeting.

Executive Sessions

The Independent Directors periodically meet without management in Executive session. The Lead Director is designated to preside at these Executive sessions.

Communications with the Board

Any shareholder wishing to communicate with a Director may do so by contacting the Company’s Corporate Secretary at:

Middlesex Water Company Office of the Corporate Secretary
485C Route 1 South, Suite 400
Iselin, New Jersey 08830

The Corporate Secretary will forward to the Director a written, email or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Shareholder Proposals

In order to be eligible for inclusion in our proxy materials for our 2025 Annual Meeting, any shareholder proposal must have been received by the Corporate Secretary of the Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830 no later than December 14, 2024. No shareholder proposals were received by the Company for the 2025 Annual Meeting.

Advance Notice of Business to be Conducted at the Annual Meeting

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC. For business to be properly brought before an Annual Meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an Annual Meeting and the shareholder must have given proper and timely notice in writing to the Corporate Secretary of the Company at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

A shareholder’s notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting:

a)	a brief description of the matter desired to be brought before the Annual Meeting and reasons for conducting such business at the Annual Meeting,
b)	the name and address, as they appear in the Company’s records, of the shareholder proposing such business,
c)	the class and number of shares of the Company which are beneficially owned by the shareholder and
d)	any material interest of the shareholder in such business.

Middlesex Water Company          14          2025 Proxy Statement

Shareholder Engagement

We welcome the opportunity to engage with our shareholders to share our perspectives on and obtain their feedback on matters of mutual interest. We engage with the shareholders throughout the year to:

•	Provide visibility and transparency into our business, financial and operational performance.

•	Learn from our shareholders what issues are most important to them and to hear our views on those issues.

•	Share our perspective on Company and industry developments and regulatory impacts.

•	Discuss and seek feedback on our corporate governance policies and practices as well as emerging trends.

•	Share our sustainability updates.

•	Seek feedback on our communications and disclosures to investors.

How We Engage

We approach shareholder engagement as an integrated, year-round process involving the Chief Executive Officer, the Chief Financial Officer and our Investor Relations team. Throughout the year, we had dialogue with analysts, investors and others to inform and share our perspective and to solicit their feedback on our performance. This includes participation in virtual investor conferences, group and one-on-one meetings as well as our virtual annual shareholder meeting. We also share information in our Annual Report and Proxy Statement, press releases, SEC filings, quarterly shareholder letters, on our corporate and transfer agent website as well as in our Corporate Sustainability Report.

Key Themes Discussed in 2024

Risk Management: Managing operational risks including those related to emerging contaminants, cyber threats, climate change and human capital management is critical to business success.

Succession Planning: Recruitment and retention of qualified personnel to staff key leadership and technical positions remains a top priority.

Committees of the Board

The Board maintains standing committees to assist with the performance of its responsibilities. The number, structure and function of Board Committees are reviewed periodically by the Corporate Governance and Nominating Committee. The Committees regularly report to the Board on their deliberations. The Committees also bring to the Board for consideration those matters and decisions which the Committees judge to be of significance and which require full Board approval. The table shown below provides information on Board committee membership for the year 2024.

Middlesex Water Company          15          2025 Proxy Statement

Audit Committee	Steven M. Klein, Audit Committee Chair
Audit Committee Members in 2024: Joshua Bershad, M.D. Steven M. Klein Amy B. Mansue Ann L. Noble Vaughn L. McKoy Independent Members: 5 Meetings Held in 2024: 3

Audit Committee Responsibilities

The Audit Committee is responsible for oversight of the audit of the Company’s financial statements and internal controls over financial reporting. It is also assigned the responsibilities of (i) oversight of the Company’s internal audit functions; (ii) review of related party transactions with the Company; (iii) determining whether to grant waivers if any, with respect to the Company’s Code of Conduct; and (iv) investigation of “whistleblower” complaints. In all its actions, the Committee shall comply with the requirements, rules and regulations of the Sarbanes-Oxley Act of 2002, Nasdaq Global Select Marketplace listing standards and all other applicable federal and state laws, rules and regulations.

In the course of performing its functions, the Audit Committee, as provided by the Audit Committee Charter:

• Reviews with the independent registered public accounting firm the scope and results of the annual audit and quarterly reviews;

• Receives and reviews the independent registered public accounting firm’s annual report;

• Reviews the independence of the independent registered public accounting firm and services provided by them and their fees;

• Recommends to the Board the inclusion of the audited financial statements in the Company’s Annual Report to the SEC on Form 10-K;

• Directly responsible for the annual appointment of an independent registered public accounting firm.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Audit Committee are Independent Directors. The Audit Committee reports to the Board on its activities.

Committee Charter

In February 2025, the Board of Directors re-approved the written Charter for the Audit Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Audit Committee responsibilities.

Compensation Committee	Amy B. Mansue, Compensation Committee Chair
Compensation Committee Members in 2024: Joshua Bershad, M.D. James F. Cosgrove, Jr. Kim C. Hanemann Amy B. Mansue Independent Members: 4 Meetings Held in 2024: 2

Compensation Committee Responsibilities

The Compensation Committee has oversight of human capital risk and is focused on succession planning efforts at all levels of company management. The Compensation Committee oversees the administration of the compensation and benefits program for Executive Officers of the Company The Compensation Committee administers the compensation and benefits program for Executive Officers of the Company. In addition, the Committee administers the Compensation program relative to the Board in consultation with the Corporate Governance and Nominating Committee. In all its actions, the Committee shall comply with the requirements, rules and regulations of the Nasdaq listing standards and all other applicable federal and state laws and regulations.

Two meetings were held in 2024, and Executive sessions were held with the full Board, absent Ms. Leslie, regarding compensation matters.

The Compensation Committee:

• Reviews and makes recommendations to the Board as to the base salaries, benefits and incentive compensation of the Executive Officers;

• Meets with the Chief Executive Officer to evaluate his/her performance and the performance of the other Executive Officers. Executive Officer incentive compensation is awarded under the Restricted Stock Plan. (Please refer to page 25 for a description of how awards are granted under the Restricted Stock Plan.);

• Approves the Compensation, Discussion and Analysis and Report of the Compensation Committee for inclusion in the Proxy Statement.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Compensation Committee are Independent Directors. The Compensation Committee reports to the Board on its activities.

Committee Charter

In February 2025, the Board of Directors re-approved a written Charter for the Compensation Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Compensation Committee responsibilities.

Compensation Committee Interlocks and Insider Participation

The members of the 2024 Compensation Committee were Joshua Bershad, M.D., James F. Cosgrove, Jr., Kim C. Hanemann and Amy B. Mansue. During 2024, no member of the Compensation Committee was at any time an officer or employee of the Company or its subsidiaries. No current member is related to any other member of the Compensation Committee, any other member of the Board or any Executive Officer of the Company.

Middlesex Water Company          16          2025 Proxy Statement

Corporate Governance and Nominating Committee	Walter G. Reinhard, Corporate Governance and Nominating Committee Chair
Corporate Governance and Nominating Committee Members in 2024: Kim C. Hanemann Vaughn L. McKoy Ann L. Noble Walter G. Reinhard Independent Members: 4 Meetings Held in 2024: 4

Corporate Governance and Nominating Committee Responsibilities

The Corporate Governance and Nominating Committee shall provide assistance to the Board in fulfilling the responsibility for matters relating to the organization of the Board; shall identify, evaluate and propose new nominees to the Board; and make recommendation to the Board on all such matters and for other issues, including risk management oversight, relating to the Company’s corporate governance. In so doing, the Corporate Governance and Nominating Committee shall maintain free and open means of communication between the Directors and Executive Officers of the Company. In carrying out its responsibilities, the Corporate Governance and Nominating Committee strives to ensure to the Directors and shareholders that the corporate governance practices of the Company are in accordance with applicable laws and regulations and reflect the highest ethical standards.

Among its various responsibilities, the Corporate Governance and Nominating Committee:

• Reviews and makes recommendations relating to the performance of the Board, committee structures, risk management and the composition of the Board;

• Reviews and makes recommendations on matters related to Directors’ compensation;

• Reviews and makes recommendations related to any management proposals to make significant organizational changes to the Company;

• Seeks and identifies qualified candidates for Board membership and recommends to the Board candidates for nomination and election to the Board. In this capacity, the Committee focuses on the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors;

• Establishes and manages the process by which recommendations for Board membership are received and evaluated from shareholders and other sources;

• Reviews and makes recommendations to the Board with respect to Executive level succession planning.

• Oversees the Company’s efforts to implement, measure and report on sustainability-related initiatives.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Corporate Governance and Nominating Committee are independent Directors.

Committee Charter

A revised charter for the Corporate Governance and Nominating Committee was approved by the Board of Directors in February 2025, and is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Corporate Governance and Nominating Committee responsibilities.

Process for Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies Director nominees from a variety of sources which may include recommendations from management, Board members, shareholders and other sources.

The Committee recommends to the Board nominees that:

• Are independent of management;

• Satisfy SEC and Nasdaq requirements; and

• Possess qualities such as personal and professional integrity, sound business judgment, utility expertise, technical, financial or other relevant expertise.

The Committee also considers age and geographic diversity. The Committee has the authority to retain assistance from independent third parties in identifying and evaluating prospective candidates for nomination and election to the Board.

Middlesex Water Company          17          2025 Proxy Statement

Director Candidate Recommendations and Nominations by Shareholders

The Corporate Governance and Nominating Committee considers shareholders’ recommendations for nominees for election to the Board. Shareholder nominees are evaluated under the same standards as nominees ultimately recommended by the non-management members of the Board. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected, and by biographical material, to permit evaluation of the individual recommended, including appropriate references.

Recommendations may be mailed to:
Middlesex Water Company
Office of the Corporate Secretary
485C Route 1 South
Suite 400

Iselin, New Jersey 08830-0452

In order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2025 Annual Meeting, nominations for Director must have been received by the Company by the close of business on December 14, 2024. In Order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2026 Annual Meeting nominations for Director must be received by the close of business on December 12, 2025.

Pension Committee	James F. Cosgrove Jr., Pension Committee Chair
Pension Committee Members in 2024 : James F. Cosgrove, Jr. Steven M. Klein Ann L. Noble Walter G. Reinhard Independent Members: 4 Meetings Held in 2024: 5

Pension Committee Responsibilities

The Pension Committee is responsible for matters relating to the investment and governance objectives of the Company’s retirement plans.

The Pension Committee:

• Reviews investment policies and determines recommended investment objectives for assets of the Company’s retiree benefit plans;

• Reviews and makes recommendations to the Board with respect to changes in investment policies;

• Reviews investment options in the Company’s 401(k) Plan and the performance and fees associated with the Plan investment options.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Pension Committee are independent Directors. The Pension Committee reports to the Board on its activities.

Committee Charter

In February 2025, Board of Directors re-approved a written Charter for the Pension Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Pension Committee responsibilities.

Ad Hoc Pricing Committee	James F. Cosgrove Jr., Ad Hoc Pricing Committee Chair
Ad Hoc Pricing Committee Members in 2024: James F. Cosgrove, Jr. Ann L. Noble Walter G. Reinhard, ex officio Independent Members: 3 Meetings Held in 2024: 0

Ad Hoc Pricing Committee Responsibilities

The Ad Hoc Pricing Committee meets, as needed, to review financial matters including, but not limited to, the pricing and issuance of equity and long-term debt securities.

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CORPORATE SUSTAINABILITY

The Company continued to make progress in line with our current and long term plans for sustainability. We’re committed to the highest standards of ethical behavior in our workforce and our Board, making prudent investments in aging infrastructure, maintaining public health, safety and economic stability in the communities we serve and serving as a trusted and reliable resource to our customers and communities.

We work to...

•   Protect the health and safety of our employees and customers through training, education and emergency planning and preparedness as well as quality water treatment to protect public health

•   Make investments in infrastructure which mitigate against climate impact and result in enhanced service delivery, reliability and resiliency

•   Uphold good governance practices centered around policies, procedures and best practices

•   Support our people and actively engage with the communities we serve

Our Approach

We strive to:

✔ Foster accountability through improved alignment around ESG areas and expanded Board and management oversight of ESG risk

✔ Report on metrics and developments that connect to our business strategies and are relevant to stakeholders

✔ Strengthen our organizational frameworks to enhance year over year disclosure

✔ Engage external stakeholders to better understand ESG expectations

✔ Continually improve transparency and disclosure on material topics

✔ Consistently integrate ESG aspects into our decision making and planning

✔ Analyze data collected to effect continual improvement

The Company’s latest Sustainability Report and the ESG section on our website demonstrates an ongoing commitment to continual improvement. It offers an overview of steps we are taking in the areas of governance and compliance, cybersecurity, social impact, belonging and inclusion, environmental stewardship and network resiliency, to better support our people, our environment and the communities we serve. To view our most recent ESG progress highlights, please visit www.middlesexwater.com/environmental-social-and-governance

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Sustainability Highlights of 2024

Middlesex (MWC) continued to monitor our environmental footprint while placing public health at the forefront making prudent investments to enhance water quality and support system reliability.

•	We invested $9.7 million in our RENEW program in Woodbridge, New Jersey to upgrade water mains, valves, and fire hydrants to support reliability and reduce water loss. In 2025, the RENEW Program will mark its 30th anniversary.
•	With a continued focus on safety and security, we conducted physical penetration tests of our various facilities in New Jersey to assess vulnerabilities and potential compromises to our facilities and assets and implemented a response plan based on the findings.
•	We continued operation of our recently constructed $52 million treatment plant to address certain poly-and perfluoroalkyl substances, collectively referred to as PFAS, at our Park Avenue wellfield. This plant produces water that meets all applicable state and federal drinking water standards. Middlesex also participated in a PFAS symposium describing its treatment approach to interested investors.
•	To comply with new EPA regulations related to PFAS, Middlesex is working with engineering firms to determine construction needs and capex forecast for improvements needed at the Company’s largest surface water treatment plant in New Jersey. Additionally, Middlesex has begun pilot testing and is participating in a NJDEP Stakeholder Group focused on PFAS.
•	Middlesex sandblasted and repainted our 2 million gallon water storage tank in Edison, New Jersey. The tank helps maintain water pressure, ensures availability to address peaks in daily water demand, and provides backup storage and added capacity for the Middlesex System.
•	We sponsored hydrant operation training and plant operations overview for local firefighters.
•	In Delaware, PFAS Treatment has been installed at 4 different plant locations.
•	We made significant progress in 2024 identifying and inventorying customer owned lead or galvanized steel service lines. The Company has pledged, with owner’s permission, to remove all of these customer owned service lines needing replacement by 2031.
•	System-wide cross connection control inspections of industrial and commercial premises were conducted in our Middlesex Water Company retail system.
•	A four part consumer education video series was produced to help customers better understand drinking water regulations, the water treatment process, capital and operating costs behind providing safe drinking water.
•	Under its MWCares initiative, our volunteer teams partnered with Woodbridge Township’s Green Infrastructure Team and Sustainability Committee to clean and restore rain garden areas which help alleviate storm water runoff, and also performed a watershed clean-up at the Delaware and Raritan Canal.
•	We conducted replacement of travelling screens at our intake station at our largest treatment plant in New Jersey.
•	We performed a vulnerability assessment as part of our cyber attack prevention program.
•	Our Delaware subsidiary, Tidewater, earned Best Tasting Water in the state honors at the Delaware Rural Water Association’s 2024 Operator Expo.

Our approach to employee engagement, safety, training and belonging are critical investments in human capital that help promote an agile and engaged workforce and support the sustainability of our business. We work to serve as a trusted resource to our customers and local governments, build stronger communities through active participation and by providing a solid water delivery framework that drives economic stability, prosperity and quality of life.

•	Middlesex expanded its commitment to employee safety, hosting monthly safety meetings across all operating units, sponsoring safety at work contests, fire extinguisher training, stray voltage policy and procedure training, defensive driving classes and introducing a safety moment at the start of every meeting as a way to signal the importance of safety and well being as critical to company success.
•	The Company hosted an Employee Walking Challenge in connection with a virtual National Parks Tour designed to encourage active lifestyle and exercise.
•	As the Company upgrades its Work & Asset management software to the Cloud, an initiative known as Project Synergy, a wide scale multi channel change management effort is underway to support employee acceptance and utilization of this platform which streamlines data, provides better visualization of assets and integration with GIS and better analytics for work, asset and inventory management.
•	The Company’s Lead MWC Training, a comprehensive internal education program, is designed to advance awareness about the responsibilities of individual departments and interdependencies.
•	To help new employees understand the Company’s culture, structure, scope and values, Middlesex developed an onboarding video, Welcome to Middlesex Water, which earned honors as a finalist with Honorable Mention at the PR Daily Awards in December 2024.
•	Employees raised funds for breast cancer awareness and the Have a Heart food drive, supported the Giving Tree Project which provides holiday gifts for underserved children, participated in an Adopt a Highway cleanup, assisted with home maintenance for seniors as part of Woodbridge Township’s Tooling Around the Town initiative and participated with Morris Habitat for Humanity on a home build for a veteran in the City of Perth Amboy.
•	Middlesex participated in two company wide tabletop exercises in 2024 to test our emergency response protocols and existing business continuation plans to different scenarios including hurricane preparation and plant impacts. A Q4 2024 tabletop exercise, designed to meet the New Jersey Water Quality Accountability Act, simulated realistic scenarios involving both cybersecurity breaches and physical security incidents, ensuring a well- rounded preparedness strategy.

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Sustainability Highlights of 2024 Continued

•	The Company recognizes good employee cyber hygiene by honoring those employees who diligently report phishing attempts, a key factor in maintaining system cybersecurity.
•	Middlesex took time to acknowledge Top Responders — those employees who are essential personnel that regularly and consistently volunteer to cover shifts or be on-call to ensure continued access to life sustaining and safe drinking water.
•	Middlesex presented our Fire Officials networking event which allows fire officials and company personnel to discuss fire protection needs, company developments and future major projects.
•	Middlesex continued to network with local officials to improve its emergency response posture, hosting the NJ Infrastructure Advisory Committee in June, and the Water Sector Working Group which includes but is not limited to members of the FBI, EPA, CISA, NJOSP, NJDEP, NJBPU and various utilities. We continue to enhance contacts with Offices of Emergency Management to better leverage networks and communications, in advance of emergencies.
•	The Company hosted Safety practical Days for Distribution and Operations personnel in New Jersey and Delaware, designed to reinforce best practices in the following areas: excavations/shoring, hydrant rebuild and inspection, guillotine saw and battery demo saw, insert valve installation, service line hookups and wet taps and trench rescue.
•	To encourage interest in water careers and engineering, Middlesex and Tidewater participated in numerous job fairs and Career Expos including the Governor’s Central Delaware Career Expo, NJ Utilities Career Fair, Engineers Week and NJ Future City Competition and Junior Achievement of New Jersey Inspire Career Fair.
•	Fourteen Enterprise employees from the Distribution, Production, Risk Services, Human Resources and Safety, Security and Emergency Departments participated in a four-day Occupational Safety and Health Administration (OSHA)-30 hour training program which provides in-depth, industry- specific training and is intended for supervisors and workers with safety and health responsibility.
•	Middlesex served as a presenting sponsor of the 15th Annual Bowl for Hunger which raised more than $168,000 for 30 area food pantries.
•	Middlesex sponsored the Women’s Leadership Connection, Success Strategies for Women event in coordination with the Woodbridge Chamber of Commerce.
•	Tidewater’s 16th Annual Charity Golf Outing raised $35,000 to benefit the Food Bank of Delaware to combat food insecurity.

The Board maintains overall oversight of the Company’s business strategy while the Corporate Governance and Nominating Committee oversees matters related to ESG and overall sustainability including Enterprise Risk Management. We seek to mitigate risks related to environmental impact and climate variability, workforce safety, cybersecurity, and work to actively promote belonging.

•	To better understand market perceptions of the Company’s strategy, it embarked on an Investor perception study soliciting feedback from buyside and sellside analysts.
•	The Company’s 10-person Board includes 4 women, and its 10 person Executive management team also includes 4 women.
•	In November 2024, Middlesex filed with the SEC announcing revision in its Change of Control agreements with its Executive team members.
•	Board committee and director performance evaluations are conducted annually.
•	Board oversight of corporate culture, human capital management, ESG, cybersecurity and risk management
•	All employees are required to annually review, sign and attest to a Code of Conduct and Insider Trading policy.
•	Board members receive ongoing director education.
•	Company Statements regarding our Human Rights Policy and Whistleblower Hotline can be readily found on our website.
•	Stock ownership requirements are in place for Board members and Executive management.

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Our Approach to Executive Compensation

What We Do

☑	Executive Compensation Philosophy

We balance our need to appropriately serve our customers against our need to deliver long-term shareholder value.

☑	Targeted Compensation

We benchmark total compensation to the 50th percentile of our comparator group.

☑	Align Pay with Our Performance

Earnings Before Income Taxes is the financial metric on which incentive compensation is based for Named Executive Officers (NEOs). Such annual target amount is approved by the Board. Incentive compensation awards to NEOs, other than the CEO, are based 60% on achieving the financial metric and 40% on achievement of operational, service, growth and other non-financial metrics. The CEO’s incentive awards are based 80% on achieving the financial metric and 20% on operational, service, growth and other non-financial metrics.

☑	Focus on Long-Term Goals

We believe our incentive compensation program should be simple, transparent and easily understood by shareholders, analysts, regulators and other interested parties. Our incentive compensation program is in the form of a long-term benefit through restricted shares of Common Stock with a three- or five-year cliff-vesting schedule. A modest short-term benefit is provided through the dividends on the awarded restricted Common Stock for the three- or five-year period during which the shares are unvested.

☑	Require Stock Ownership

We require our named Executive Officers to beneficially own shares of Common Stock equal in value to a multiple of their base salary. The multiple for our Chief Executive Officer, our Chief Financial Officer, and all our other named Executive Officers, is 3.0, 1.5, and 1.0, respectively. Each named Executive Officer, and director has until the fifth anniversary of their appointment as an Executive Officer to satisfy the applicable stock ownership requirement.

☑	Regularly Review our Comparator Group

We regularly review our designated comparator group to ensure our compensation program is properly aligned with the peers whose relative size, operations, regulatory requirements and other relevant characteristics are reasonably comparable to ours.

What We Do Not Do

⊘	No Risky or Complicated Programs

We do not engage in compensation programs that create undue risk or are difficult to assess how effectively incentive targets were achieved.

⊘	No Hedges of, or Liens on, our Common Stock

We prohibit the pledging of, or hypothecating, or otherwise placing a lien on, any common stock or other equity interest of the company.

⊘	No Definitive Retention of Restricted Stock Award – Subject to Clawback

Under our “clawback” policy, we do not allow any recipient of previously-awarded restricted Common Stock to retain the amount of such awards, which were based on achievement of financial metrics, that would have been invalidated by a restatement of financial statements..

⊘	No Repricing or Cash Buyouts of Restricted Stock Awards

We do not reprice or buy out unvested restricted Common Stock awards.

Middlesex Water Company          22          2025 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis and has recommended to the Board that it be included in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Note: The Compensation Committee and the full Board continually evaluate our Executive compensation program to ensure it fulfills the key objectives of our Executive compensation philosophy, aligns with key operational and sustainability objectives and serves the overall best interests of our customers and our shareholders.

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our Executive compensation objectives, philosophy, practices and programs, as well as how the Compensation Committee determines Executive compensation under those programs to motivate and retain a qualified senior leadership team and to ensure alignment with shareholder value creation. Our CD&A addresses the compensation of our NEOs that was paid, or earned, in 2024. Those NEOs include: 1) Nadine Leslie, President and Chief Executive Officer, 2) Mohammed G. Zerhouni, Senior Vice President, Chief Financial Officer and Treasurer, 3) Jay L. Kooper, Vice President, General Counsel & Secretary, 4) Georgia M. Simpson, Vice President - Information Technology and Chief Technology Officer, and 5) Robert K. Fullagar, Vice President - Operations. Given their retirements during 2024, our NEOs also include: 1) Dennis W. Doll, our former President and Chief Executive Officer, and 2) A. Bruce O’Connor, our former Senior Vice President, Treasurer and Chief Financial Officer.

Executive Summary

Middlesex owns and operates regulated water and wastewater utility systems in New Jersey and Delaware. The Company also operates water and wastewater utility systems under contract on behalf of municipal, industrial and commercial clients. In 2024, we continued to invest in regulated utility infrastructure for the benefit of our customers, worked to enhance safety and the skills of our workforce, made continued progress towards sustainability and built value for our shareholders.

The key components of the Company’s compensation program are designed and modified, as appropriate, to ensure we attract and retain qualified Executive talent and appropriately reward financial and operational performance. We continually strive to maintain a compensation program that provides an adequate balance between shorter- and longer-term operational and financial objectives and related results.

Our 2024 compensation program was benchmarked as to base salaries, incentive compensation and total compensation against the compensation offered by companies in our designated comparator group.

The Company remains committed to a disciplined and balanced approach to meeting the short- and long-term needs of customers, employees and shareholders. Our compensation philosophy is consistent with the Company’s risk management philosophy. The Company’s formal Enterprise Risk Management program seeks to eliminate, mitigate or transfer risk while simultaneously maximizing opportunity for maintaining appropriate service quality for the Company’s customers and shareholders. The Corporate Governance and Nominating Committee has formal responsibility for oversight of the Enterprise Risk Management program in addition to our ESG initiatives. Also, our Compensation Committee oversees the risks related to Executive compensation. The Company’s compensation program seeks to achieve an appropriate balance among all these objectives and therefore, does not encourage or reward inappropriate risk-taking.

Compensation Program Oversight

The Compensation Committee is responsible for making recommendations to the full Board with respect to the compensation of all the Company’s officers. As part of these duties, the Committee:

•	Oversees the Company’s equity-based incentive compensation plan
•	Conducts an annual formal performance evaluation of the Chief Executive Officer and,
•	In Consultation with the Chief Executive Officer, reviews the performance of the other NEOs and other officers of the Company. The Board has the ultimate authority to determine the compensation of all NEOs, in addition to those officers who are not NEOs for purposes of Proxy reporting.

The Compensation Committee is governed by a formal charter that describes the committee’s scope of authority and responsibility. The Compensation Committee consists of Directors, who are all “independent,” in accordance with Nasdaq requirements. The Corporate Governance and Nominating Committee evaluates the independence of Committee members at least annually, using standards no less restrictive than those contained in the Nasdaq Global Select listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in February 2025.

Role of Executives in Compensation Committee Activities

The Executive Officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, Chief Financial Officer and the Vice President, Human Resources. These Executives provide the Compensation Committee with data regarding market-based compensation philosophy, processes and practices related to human capital management including developing, attracting and retaining personnel, succession planning, company culture and employment practices. This communication assists the Committee in the design and implementation of the Company’s compensation programs. In addition to providing factual information, such as Company-wide performance on relevant measures, these Executive’s articulate management’s views and results on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations and otherwise supply information to assist the Compensation Committee. Additional resources used by the Compensation Committee in their deliberations are provided by independent compensation consultants, as well as by individual committee or other Board members.

The Chief Executive Officer also provides individual performance assessments for the other NEOs, and expresses to the Compensation Committee recommendations for changes in compensation for all officers of the Company, other than herself, based on individual performance. The Compensation Committee periodically communicates directly with independent compensation

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consultants, providing such consultants with Company-specific and market- based information. Certain portions of such information may be provided by the Vice President - Human Resources or the Chief Executive Officer, in assisting in the evaluation of the estimated effect on the Company’s results of operations regarding any proposed changes to the various elements of compensation.

An Executive compensation study was last conducted by Aon, an independent firm specializing in Executive compensation, in January 2025 . Executives participate in Committee activities solely in an informational and advisory capacity, and have no vote in the Committee’s decision-making process. The Chief Executive Officer, Chief Financial Officer and Vice President - Human Resources do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is determined. No Executive Officer other than the Chief Executive Officer and Chief Financial Officer attends those portions of Compensation Committee meetings during which the performance of the other officers is evaluated or their compensation is determined. In addition, the Compensation Committee meets in Executive session as it considers appropriate.

Use of Consultants

The Compensation Committee periodically engages independent compensation consultants to assist in the compensation process for officers. The consultants are retained by, and report directly to, the Compensation Committee. The Chair of the Compensation Committee serves as the designated primary contact with compensation consultants. The Chief Executive Officer or the Vice President of Human Resources may assist the Chair of the Compensation Committee in providing certain company data to the compensation consultants, when requested to do so by the Compensation Committee. The Compensation Committee places no restrictions on compensation consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The compensation consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies both inside and outside the Company’s comparator group. The compensation consultants also provide Proxy Statement and survey data, and assist in assembling relevant companies to be included in the comparator groups. In addition, the compensation consultants also assist in establishing benchmarks for base salary and incentives from the comparator group based on those companies’ proxy statements and from survey data.

Compensation Program Objectives and Philosophy

Objectives

• Attract, retain and appropriately motivate employees

• Compensate executives for long-term improvement in overall shareholder value

• Provide differentiated Executive pay based on experience, assigned responsibilities and performance

• Support the attainment of short and long-term financial and strategic objectives

The methods used to achieve the compensation program objectives for officers are influenced by the compensation and employment practices of a comparator group, as adopted in consultation with the Company’s independent Executive compensation consultant. Other considerations include each officer’s individual performance in achieving both financial and non-financial corporate objectives.

Our program is designed to compensate the officers based on their level of assigned responsibilities, individual experience and performance levels and their knowledge and management of the Company’s operations. The creation of long-term value for shareholders is highly dependent on the development and effective execution by our NEOs of our business strategy.

Factors that influence the design of our Executive compensation program include, among other things, various items listed as follows:

•	Considering our regulatory environment, given that our operations primarily occur in a highly regulated utility industry with regard to public health and safety, the environment, service levels to our customers and the rates for utility services charged to our customers.
•	Recognizing industry-specific experience that promotes safe, proper and reliable life-sustaining utility services for our customers;
•	Valuing our Executives’ ability to appropriately balance the short- and long-term needs of our customers, our employees and our shareholders. We seek to not only provide safe and reliable utility services for our customers, but we also plan and execute strategies that promote the sustainability of critical utility services into the future. Promotion of the sustainability of services also includes routine Compensation Committee discussions regarding the status of succession planning initiatives at both the Executive and management levels. In addition, we simultaneously seek to provide financial returns for our shareholders that appropriately reflect the risks and opportunities inherent in meeting the short- and long-term needs of our customers, and inherent in the provision of our utility services;
•	Rewarding appropriately further contributions to shareholder value achieved through contract operations and other complementary business opportunities which are not traditional regulated public utilities and therefore, not regulated by a state public utility commission as to customers’ rates and service;.
•	Recognizing our Executives’ ability to attract, retain and continually develop a workforce that ensures critical technical and management skills are maintained in sufficient quantity and quality.

Generally, our compensation program for NEOs includes three components: (1) base salary, (2) an equity-based long-term incentive plan in the form of restricted common stock and (3) perquisites at levels that are competitive in the market place and appropriate for the roles of the NEOs. The incentive- based component of our compensation program is designed to be clear, transparent and understandable to investors and recipients. This is intended to simplify analysis by our shareholders of the relationship of pay to performance as well as to emphasize the critical importance of a long-term focus in the water and wastewater utility industry on financial and operational performance.

Components of Our Compensation Program

The Compensation Committee analyzes the level and relative mix of the elements of Executive compensation by component (base salary and incentives) and in the aggregate as related to total compensation. The Compensation Committee has generally established the 50th percentile of peer comparators and survey data as the target for total compensation. The Compensation Committee generally seeks to undertake a comprehensive review of the Executive compensation program approximately every two years. Based on this analysis, the Compensation Committee reviews, challenges and recommends each NEO’s compensation, subject to approval by the full Board.

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When evaluating the components comprising total compensation, the Compensation Committee considers general market practices and the alignment of incentive awards with strategic objectives and Company operational and financial performance. The Compensation Committee seeks to create appropriate incentives to promote service quality and shareholder value without encouraging behaviors which may result in inappropriate risk taking.

Base Salary: Base salary is designed to provide a reasonable level of predictable compensation commensurate with market standards of the position held. NEOs are eligible for periodic adjustments to their base salary based on these factors. The Compensation Committee reviews and recommends to the Board any base salary changes for NEOs, including the CEO. Adjustments are made for each NEO’s specific experience, responsibilities and performance, estimated value in the marketplace and the Committee’s judgment of each NEO’s contribution to the success of the Company.

Incentives: The Company does not have a formal plan or program that provides for cash for NEOs other than dividends on restricted stock awards not yet vested. The Company’s shareholders approved a long-term incentive plan in the form of restricted Company common stock (the Restricted Stock Plan). Awards under this plan are considered on an annual basis and are based on the achievement of certain financial and operational goals. The ultimate value of the compensation recognized from restricted shares issued is determined as of the date vesting occurs. Generally, the awards issued under the Restricted Stock Plan will have either three- or five-year cliff-vesting from date of award for all shares granted in any individual year. The value of shares awarded in any given year can either increase or decrease between the date of issuance and the the three- or five-year vesting term as the number of shares is fixed at the time of grant. The Restricted Stock Plan provides for accelerated vesting in the case of a retirement. Shares fully vest for retirements occurring on or after age 65 or in the case of a Change In Control. Although the Restricted Stock Plan does not specifically address re-pricing or cash buyouts relative to unvested restricted stock awards, such practices are prohibited as a matter of policy and have never been employed.

Following the three- or five-year period during which the employee held the award prior to vesting, there is no additional holding/retention period for restricted shares that become fully vested. The Company does however have minimum stock ownership and holding requirements. See Stock Ownership and Holding Requirements on page 28.

The Restricted Stock Plan is designed to compensate the NEOs for executing specific financial and non-financial elements of the Company’s business plan. The target award is comprised of a single corporate financial goal, in addition to one or more individual non-financial performance goals. The corporate financial goal, for which incentive compensation was earned for 2024, was Income Before Income Taxes. Separate from this metric, a qualitative assessment of financial performance relative to the company’s peer group is made through an evaluation of the total shareholder return over a 5-year period, as presented as part of the Form 10-K.

The corporate financial goal comprised 60% of the target award for NEOs other than the President and CEO, whose corporate financial goal comprised 80% of his or her target award. The remaining portion of the target award for all NEOs is based upon the level of achievement of individual non-financial performance goals. The non-financial individual performance goals are intended to further incent the NEOs to implement operational, technical, management and other initiatives that benefit the Company’s customers and shareholders, and which require effort and achievement above and beyond what would normally be required as part of the NEO’s base job responsibilities.

The Compensation Committee evaluates the reasonableness of attaining designated incentive goals relative to the importance of such goals to the overall mission and strategies of the Company and the required effort to achieve such goals. The Committee recognizes that some level of calculated risk is required to achieve business objectives that ultimately benefit customers and shareholders. However, the Committee discourages taking risk that, in the judgment of the Board, is inappropriate relative to the expectations of our regulators and shareholders. Delivered performance during the applicable measurement period may exceed, or fall short, of the targets, resulting in the NEO potentially receiving an incentive award that is above or below the initial targeted level. Annual incentive awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets or in evaluating achievements for the current year.

Incentive-based awards made to Executives are subject to the Company’s “clawback” policy. Such policy requires that incentive-based awards are subject to return to the Company, in whole or in part, if a financial statement restatement occurs within the three calendar years subsequent to an award, where such restatement effectively negates the previous achievement of financial targets that precipitated such prior award. Awards made to any and all NEOs are subject to the provisions of the clawback policy.

Our policy prohibits any Director, NEO or other officer from buying or selling Company Common Stock without obtaining prior approval from our Corporate Secretary and General Counsel. This policy, as an element of the Company’s Insider Trading Policy, is designed to help assure that the Directors and NEOs will not trade in our securities at a time when they are in possession of material, non-public information. In addition, our formal Insider Trading policy prohibits our Directors and NEOs from hedging the economic risk of stock ownership.

In evaluating actual performance relative to the established corporate financial goal, the Compensation Committee may, at its discretion, exclude individual items that are either additive or deductive which are considered non- recurring in nature. Such items are generally presumed to be infrequent. In addition, the Compensation Committee may increase or decrease a Restricted Stock award based upon additional consideration of a NEO’s performance or achievements during the applicable measurement period.

Insider Trading Policy

Our Insider Trading policy prohibits any Director, NEOs or other officers of the Company, as well as their respective family members and others in their households from buying or selling Company Common Stock without obtaining prior approval from our Corporate Secretary and General Counsel. This policy, as an element of the Company’s Insider Trading Policy, is designed to help assure that the Directors, NEOs or other officers of the Company, as well as their respective family members and others in their households will not trade in our securities at a time when they are in possession of material, non-public information. In addition, our formal Insider Trading policy prohibits our Directors, NEOs or other officers of the Company, as well as their respective family members and others in their households from hedging transactions involving the Company’s securities. The Company’s Insider Trading Policy is available on our website at www.MiddlesexWater.com under the heading Investors – (Governance).

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Our Business and Strategy

Operational expertise, business continuity planning and dedicated employees are critical to our ability to deliver uninterrupted utility service. Our Company’s strategy is designed to meet the expectations of customers and shareholders for the long term. Infrastructure investments we are making currently under our Water for Tomorrow® infrastructure investment campaign are designed to benefit current and future generations of customers.

Diverse talent we are recruiting today and nurturing through training and professional development become the leaders of tomorrow. We drive accountability across our enterprise through a set of core values that drive daily decision-making. These core values of Respect, Integrity, Growth, Honesty and Teamwork serve as the standards by which our people operate and help ensure an inclusive workplace. We expect our teams to be accountable for upholding these values each and every day as we work to fulfill our mission.

The basic tenets of our strategy for profitability & growth include:

»	Investment in our utility infrastructure to build system resiliency and meet compliance requirements
»	Timely and adequate recovery of infrastructure investments and other costs necessary to maintain and continually improve service quality
»	Selective acquisitions of investor and municipally-owned water and wastewater utilities

»	Execution of municipal and industrial water and wastewater systems contracts

Our 2024 Company Performance

We continue to strive to strengthen our reputation as a trusted service provider to our customers, and as a valued employer, while we work to further enhance value to our shareholders. The results below demonstrate some key accomplishments during the year:

✔	Successfully transitioned to the new leadership team with significant depth and expertise in the industry comprised of Nadine Leslie as President & Chief Executive Officer, Mohammed G. Zerhouni as SVP, Chief Financial Officer, and Treasurer, and Gregory Sorensen as VP & Chief Operating Officer.
✔	Achieved 52 consecutive years of dividend increases with a 4.62% raise in 2024.
✔	Increased our 2024 diluted earnings per share of $2.47 by 40% compared to $1.76 for 2023.
✔	Added approximately 2,100 new regulated customers through organic growth.
✔	Tidewater filed its first general rate case since 2013 to recover investments in water quality, service, and infrastructure.
✔	Invested $75 million in our utility infrastructure.
✔	Developed the Company’s “MWC 2030 Vision” comprised of our five pillars, which include customer experience, operational excellence, employee engagement, selective and sustainable growth, and stakeholder management.
✔	Completed the lead service line inventory for Tidewater.
✔	Tidewater won the Best Tasting Water Award at the 2024 Delaware Rural Water Association Operator Expo.

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2024 Executive Compensation Analysis and Conclusions

In connection with the market-based analysis of compensation conducted by our independent consultant in the Company’s most recent Executive compensation study, the Company established a long-term incentive target as a percentage of base salary. The respective financial and non-financial long- term award target percentages comprising the total award target percentage for each NEO for 2024 were as follows:

Name	Base Salary at Grant Date	Target Restricted Stock Award	Financial Target Component	Non-Financial Target Component
Dennis W. Doll	$728,000	57%	80%	20%
A. Bruce O’Connor	$530,058	33%	60%	40%
Nadine Leslie	$725,000	50%	80%	20%
Mohammed G. Zerhouni	$565,000	30%	60%	40%
Jay L. Kooper	$371,372	20%	60%	40%
Georgia M. Simpson	$305,971	20%	60%	40%
Robert K. Fullagar	$304,247	25%	60%	40%

The values of the respective financial and non-financial long-term award targets for each NEO for 2024 performance were as follows:

Name	Target Restricted Stock Award ($)	Financial Target Component ($)	Non-Financial Target Component ($)
Dennis W. Doll	414,960	331,968	82,992
A. Bruce O’Connor	174,919	104,951	69,968
Nadine Leslie	362,500	290,000	72,500
Mohammed G. Zerhouni	169,500	101,700	67,800
Jay L. Kooper	74,274	44,565	29,709
Georgia M. Simpson	61,194	36,717	24,477
Robert K. Fullagar	76,062	45,637	30,425

In order for any NEO to be eligible for any amount of long-term incentive award, the Compensation Committee, and ultimately the full Board, considers a variety of qualitative factors in their overall assessment of the individual and collective performance of the NEOs in addition to the quantitative financial component. Such factors align with the company’s core values. Elements of such values include, but are not limited to:

•	Legal and regulatory compliance
•	Compliance with the Company’s Code of Conduct
•	Strong customer focus
•	Teamwork
•	Social responsibility
•	Continuous improvement

In its further assessment of the extent to which long-term incentive awards would be made relative to performance, the Compensation Committee evaluated the performance of each respective NEO, based upon the financial and operational metrics below.

The financial target award metric of Income Before Income Taxes, on which the financial target awards were based, was $41.3 million. This target was established to appropriately incentivize the NEOs and was based on known, anticipated and projected operational and financial opportunities and challenges in 2024.

The non-financial target award metrics established for each NEO were as follows:

Name	Non-Financial Performance Metrics
Nadine Leslie	• Implementation of succession plans for key management roles • Development of the Company’s 2030 vision and related strategic initiatives for growth, profitability and sustainability
Mohammed G. Zerhouni	• Successful execution of the various rate filings • Lead the development of the customer experience and selective and sustainable growth pillars of the Company’s 2030 vision
Jay L. Kooper	• Successfully manage multiple significant litigation proceedings • Co-lead the development of the stakeholder management pillar of the Company’s 2030 vision
Georgia M. Simpson

• Identification and execution of cloud solutions to improve the company’s information technology architecture

• Co-lead the development of the operational excellence pillar of the Company’s MWC 2030 vision

Robert K. Fullagar	• Continue the execution of the health, safety and physical security initiatives •Lead the Company’s compliance program related to water quality with a focus on emerging contaminants

The Company does not have established threshold or maximum award percentages defined relative to each financial and non-financial metric. There is no implicit expectation that partial awards would be made relative to the Company metric, if the target is not fully achieved. The non-financial award targets are partially qualitative in nature. An element of judgment is applied by the Compensation Committee in assessing the extent to which any individual non-financial target was, or was not achieved. To the extent an award is based on the achievement of such a non-financial metric, the grant of such an award is therefore recommended in the sole judgment and discretion of the Compensation Committee, with the ultimate approval of the full Board.

In the Compensation Committee’s evaluation of the extent to which the financial goal was achieved, it was concluded that there were no non-recurring items that should be considered in the evaluation other than the net positive outcome of certain legal matters. The Compensation Committee further concluded the Company financial incentive target of Income Before Income Taxes had been exceeded in 2024. In addition, the Compensation Committee assessed the extent to which the non-financial incentive goals were met for each NEO. Consequently, the Compensation Committee, and subsequently the full Board, approved the following awards, which represent 118% of the target restricted stock award for each NEO:

Name	Company Financial Goal ($)	Non-Financial Operational Goal #1 Award ($)	Non-Financial Operational Goal #2 Award ($)	Total Long- Term Incentive Award ($)
Dennis W. Doll	(a)	(a)	(a)	(a)
A. Bruce O’Connor	(b)	(b)	(b)	(b)
Nadine Leslie	342,400	42,800	42,800	428,000
Mohammed G. Zerhouni	120,000	50,000	30,000	200,000
Jay L. Kooper	61,800	25,750	15,450	103,000
Georgia M. Simpson	43,200	14,400	14,400	72,000
Robert K. Fullagar	54,000	18,000	18,000	90,000

(a) Mr. Doll retired from the Company at the end of February 2024. He did not receive restricted stock incentive compensation related to the Company’s 2024 annual compensation cycle.

(b) Mr. O’Connor retired from the Company at the end of June 2024. The Compensation Committee approved a cash incentive award to Mr. O’Connor of $90,000 in recognition of his outstanding contributions in the first half of the year during the transition of the Chief Executive Officer and Chief Financial Officer.

Middlesex Water Company          27          2025 Proxy Statement

Broad-based Benefits. NEOs are provided with certain health and welfare benefits available to all qualifying employees of the Company, as well as selected fringe benefits and perquisites, not generally available to all employees of the Company.

The following summarizes the broad-based benefits, available to all qualifying employees, in which the NEOs participate:

•	Defined benefit pension plan (see page 32 for description of limitations to participation in this Plan),
•	Defined contribution 401(k) retirement plan,
•	Health insurance coverage (all employees share in the cost of such coverage),
•	Disability insurance coverage,
•	Group term life insurance coverage (premiums associated with coverage above $50,000 are reported as taxable income to all eligible employees per Internal Revenue Service regulations).

Executive Benefits and Perquisites. The NEOs received the following fringe benefits and perquisites:

•	Vehicle allowance or use of a Company-owned vehicle. The cost of operation and maintenance of such vehicle is borne by the Company. The value of any personal use of such vehicle is reported as taxable income to the NEO,
•	Use of a Company-owned cellular telephone, generally for business purposes,
•	Group term life insurance coverage of 3x base salary (amount in excess of coverage generally available to all employees, for which premiums are reported as taxable income to the Executive and for which total policy coverage is capped at $1,500,000),
•	Participation in a Supplemental Executive Retirement Plan (see below for description of limitations to participation in this Plan).

The Compensation Committee formally reviews all components of Executive compensation on an annual basis, as well as on an interim basis, as deemed necessary.

Supplemental Executive Retirement Plan. Certain members of the Company’s NEOs are eligible to participate in a non-qualified Supplemental Executive Retirement Plan (SERP) at the discretion of the Board. A participant, who retires on their normal retirement date, as defined in the SERP, is entitled to an annual retirement benefit of up to 75% of eligible compensation, as defined in the SERP, reduced by the anticipated primary social security benefit, and further reduced by any benefit payable from the Company’s qualified defined benefit pension plan. Further reductions are made for certain retirement benefits from prior employment, where such benefits have accrued.

Offsetting amounts related to Social Security and other benefit plans are calculated similarly for participating NEOs. Generally, a participant is vested in the SERP at ten (10) years of service in the case of retirement, and in the event of a Change in Control, as described further herein. A participant’s right to receive benefits under the SERP commences: 1) upon retirement, 2) to their beneficiary at death or, 3) in connection with a Change in Control upon termination under the circumstances described in the SERP.

Benefits are generally payable upon achieving Normal Retirement, as defined in the SERP, to the participant or the participant’s beneficiary. A reduced benefit may be received upon Early Retirement, as defined in the SERP, after age 62 and before age 65.

The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the SERP except that upon a Change in Control, the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet the obligations under the SERP. Absent a Change in Control, benefit payments are in the form of an unfunded general obligation of the Company.

Other Compensation Items. The Compensation Committee may recommend to the full Board that they approve the payment of cash compensation to one or more NEOs, in addition to or in lieu of payments approved during the annual compensation-setting cycle. The Compensation Committee may make such a recommendation if it believes it is appropriate to reward one or more NEOs in recognition of contributions to a particular project or initiative, or in response to customer, competitive or other factors that were not addressed during the recurring annual compensation-setting cycle or, that may have changed since the annual compensation-setting cycle.

Stock Ownership and Holding Requirements

The Company has formal stock ownership and holding requirements for NEOs, to be achieved within five years of being designated a NEO. A formal beneficial Common Stock ownership and holding requirement of 3.0 times base salary is required for the CEO. A beneficial stock ownership and holding requirement of 1.5 times base salary is required for the Chief Financial Officer. A beneficial stock ownership and holding requirement of 1.0 times base salary is required for all other NEOs. Some or all of the shares that are considered beneficial ownership of each NEO may be in the form of unvested restricted stock, to which the Executive does not acquire unrestricted title until such restricted stock awards fully vest.

Employment Agreements. In 2024, the Company entered into employment agreements with the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. The employment agreements for the Chief Financial Officer and Chief Operating Officer provide each Executive, in the case of termination without cause, payments for accrued but unpaid salary, 30% of the annual long-term equity incentive target, and 18 months of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rate in effect. The employment agreement of the Chief Executive Officer provides, in the case of termination without cause, payments for accrued but unpaid salary, 50% of the annual target bonus, 50% of the annual long-term equity incentive target, and 24 months of the COBRA rate in effect. In addition, the Compensation Committee evaluated the performance of the Chief Executive Officer as described above and approved her 2024 annual short term incentive of $390,385 and supplemental equity grant of $250,000 to vest on March 1, 2025. There are no employment agreements for the other NEOs other than agreements providing compensation in conjunction with a Change in Control, as detailed elsewhere in this Proxy Statement. All other NEOs were “at will” employees.

Compensation Committee

Amy B. Mansue, Chair
Joshua Bershad, M.D.
James F. Cosgrove, Jr.
Kim C. Hanemann

Middlesex Water Company          28          2025 Proxy Statement

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	(1) Bonus ($)	(1) Stock Awards ($)	(2) Change in Pension Value and Non-Qualified Deferred Comp. Earnings ($)	(3) All other Compensation ($)	Total ($)
Dennis W. Doll(5) Chairman	2024	214,200	—	—	335,631	26,164	575,995
	2023	720,462	331,968	—	630,526	75,858	1,758,814
	2022	688,056	—	400,000	—	66,670	1,154,726
Nadine Leslie(5) President and Chief Executive Officer	2024	574,423	390,385	678,000	—	34,768	1,677,576
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
A. Bruce O’Connor(6) Sr. Vice President, Treasurer and Chief Financial Officer	2024	331,556	90,000	—	356,644	34,298	812,498
	2023	494,148	143,653	—	608,817	48,685	1,295,303
	2022	435,306	—	180,000	—	37,977	653,283
Mohammed G. Zerhouni(6) Sr. Vice President, Treasurer and Chief Financial Officer	2024	271,634	81,731	305,000	—	209,829	868,194
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
Jay L. Kooper Vice President, General Counsel & Secretary	2024	368,591	14,284	103,000	—	30,121	515,996
	2023	355,698	—	60,000	—	43,992	459,690
	2022	335,066	—	60,000	—	37,498	432,564
Georgia M. Simpson Vice President Information Technology	2024	303,185	11,768	72,000	—	20,720	407,673
	2023	292,197	—	50,256	—	33,367	375,819
	2022	270,220	—	60,000	—	31,506	361 ,726
Robert K. Fullagar President New Jersey Operations	2024	301,477	11,702	90,000	45,802	27,568	476,549
	2023	290,214	—	70,000	178,690	24,528	564,133
	2022	268,673	—	70,000	—	23,663	362,336

(1)	The Compensation Committee approved, and the full Board ratified, the payment of Mr. O’Connor’s incentive award for his service in 2024 in the form of cash. Furthermore, in recognition of the outstanding contributions in 2024 to the development of the company’s MWC 2030 vision, Mr. Zerhouni, Mr. Kooper, Ms. Simpson and Mr. Fullagar received a discretionary special cash bonus. Mr. Zerhouni cash bonus includes also a sign-on bonus of $60,000 for loss of previous employer equity awards. Ms. Leslie received a cash bonus in accordance with the short term incentive provision in her employment agreement. See “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Compensation Analysis and Conclusions
(2)	Reflects the value of Restricted Stock Plan awards in the applicable year. These awards generally do not vest to the participants until the expiration of three or five years from the date of such award. During such three- or five-year period, the participants have contingent ownership of such shares, including the right to vote the same and to receive dividends thereon. Ms. Leslie and Mr. Zerhouni stock awards include $250,000 and $105,000 equity awards received and vested in 2024 in accordance with their employment agreements, respectively.
(3)	Represents the aggregate change in the actuarial present value of the accumulated benefits under all of our defined benefit pension plans for the named Executive Officers. The increases for 2024 and 2023 were driven primarily by changes in the levels of qualifying compensation and an additional year of credited service for the respective year. No amount is shown in those cases where the present value of accumulated benefits declined for 2022, primarily due to the impact of the increase in the discount rate used to value the benefit from 2.72% in 2021 to 4.98% in 2022. The present value of accumulated benefits declined by $307,616, $124,734 and $203,865 for Messrs. Doll, O’Connor and Fullagar, respectively. Neither an increase or decrease in the pension value resulting from changes in the discount rate results in any increase or decrease in benefits payable to participants under the plans, other than additional credit service years for the passage of time. Ms. Leslie, Mr. Zerhouni, Mr. Kooper and Ms. Simpson do not qualify to participate in the Company’s Defined Benefit (DB) Plan since their hire dates were after the DB Plan was closed to new entrants. Alternatively, Ms. Leslie, Mr. Zerhouni, Mr. Kooper and Ms. Simpson do participate in the Company’s Discretionary Profit Sharing (DPS) Plan administered through the Company’s 401k Plan. See Schedule A - All Other Compensation. The Company does not have any nonqualified deferred compensation plans or related earnings.
(4)	The detail “All Other Compensation” recognized for the benefit of the NEOs is set forth in Schedule A as supplemental information to the Summary Compensation Table.
(5)	Mr. Doll retired on February 29, 2024 and Ms. Leslie was hired on March 1, 2024.
(6)	Mr. O’Connor retired on June 21, 2024, and Mr. Zerhouni was hired on June 24, 2024.

Middlesex Water Company          29          2025 Proxy Statement

SCHEDULE A - SUMMARY - ALL OTHER COMPENSATION

The following table details all other compensation earned or accrued for the three years ended December 31, 2024, 2023 and 2022, respectively.

		Dividends on Restricted Stock	Personal Automobile Use	(7) Group Term Life Insurance Premiums	(8) (7) 401(K) - Employer Match	(9) Relocation Assistance	Spouse Travel	Total - All Other Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Dennis W. Doll Chairman,	2024	9,342	5,767	6,155	4,900	—	—	26,164
	2023	37,386	4,984	21,338	11,549	—	601	75,858
	2022	39,391	4,984	11,089	10,674	—	532	66,670
Nadine Leslie Chairman, President and Chief Executive Officer	2024	2,258	10,500	8,774	13,236	—	—	34,768
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
A. Bruce O’Connor Sr. Vice President, Treasurer and Chief Financial Officer	2024	6,718	7,327	8,650	11,604	—	—	34,298
	2023	15,004	3,654	16,064	13,158	—	805	48,685
	2022	14,806	3,654	8,348	10,529	—	640	37,977
Mohammed G. Zerhouni Sr. Vice President, Chief Financial Officer, Treasurer	2024	902	6,250	773	6,845	195,059	—	209,829
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
Jay L. Kooper Vice President, General Counsel & Secretary	2024	5,107	9,226	2,909	12,879	—	—	30,121
	2023	3,915	9,226	2,802	28,049	—	—	43,992
	2022	2,813	7,045	1,716	25,924	—	—	37,498
Georgia M. Simpson Vice President Information Technology	2024	4,713	6,080	1,242	7,728	—	957	20,719
	2023	3,030	6,080	1,242	23,015	—	—	33,367
	2022	3,030	6,551	810	20,138	—	977	31,506
Robert K. Fullagar President, New Jersey Operations	2024	5,531	7,077	4,409	10,551	—	—	27,568
	2023	4,112	5,310	5,873	9,233	—	—	24,528
	2022	3,282	7,077	3,901	9,403	—	—	23,663
(7)	The benefits available to the NEOs under these programs are also available to all other employees of the Company.
(8)	In addition to employer matching contributions under the Company’s 401k Plan, included in this column are contributions from the Company’s Discretionary Profit Sharing (DPS) Plan administered through the Company’s 401k Plan. Ms. Leslie, Mr. Zerhouni, Mr. Kooper and Ms. Simpson are the only NEOs eligible to participate in the DPS Plan since each is ineligible to participate in the DB Plan.
(9)	Mr. Zerhouni received reimbursement for customary Executive relocation costs to relocate to the Middlesex County area, including the impact of tax of approximately $95,000.

GRANTS OF PLAN-BASED AWARDS*

The following table details information relative to grants of plan-based awards to the NEOs under our Restricted Stock Plan during the year ended December 31, 2024.

Name	Grant Date	Stock Awards: Number of Shares or Units (#)
Dennis W. Doll	(1)	(1)
Nadine Leslie	3/1/2024	4,913
A. Bruce O’Connor	(1)	(1)
Mohammed G. Zerhouni	6/24/2024	2,043
Jay L. Kooper	4/1/2024	1,143
Georgia M. Simpson	4/1/2024	957
Robert K. Fullagar	4/1/2024	1,333

(1)	Mr. Doll and Mr. O’Connor did not receive any stock awards during the year ended December 31, 2024.

STOCK VESTED DURING 2024*

The following table details information regarding the vesting of stock awards as of December 31, 2024.

	Stock Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis W. Doll	28,746	1,462,884
Nadine Leslie	4,913	252,037
A. Bruce O’Connor	11,759	609,684
Mohammed G. Zerhouni	2,043	109,260
Jay L. Kooper	357	18,743
Georgia M. Simpson	237	12,443
Robert K. Fullagar	248	13,020

*The Company does not employ the use of stock options.

Middlesex Water Company          30          2025 Proxy Statement

OUTSTANDING EQUITY AWARDS

The following table represents outstanding unvested restricted stock awards as of December 31, 2024.

Name	Shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Dennis W. Doll	—	—
Nadine Leslie	—	—
A. Bruce O’Connor	—	—
Mohammed G. Zerhouni	—	—
Jay L. Kooper	4,078	214,625
Georgia M. Simpson	3,762	197,994
Robert K. Fullagar	4,474	235,467

PENSION BENEFITS

The following table details the present value of accumulated benefits that have accrued under the Company’s DB Plan and the SERP as of December 31, 2024.

Name	Plan	Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis W. Doll	MWC DB Plan	19	1,129,591	68,066
	MWC SERP	19	4,509,011	269,330
Nadine Leslie (1)	MWC DB Plan	—	—	—
	MWC SERP	—	—	—
A. Bruce O’Connor	MWC DB Plan	35	2,076,145	73,241
	MWC SERP	35	2,320,483	81,120
Mohammed G. Zerhouni (1)	MWC DB Plan	—	—	—
	MWC SERP	—	—	—
Jay L. Kooper (1)	MWC DB Plan	—	—	—
	MWC SERP	—	—	—
Georgia M. Simpson (1)	MWC DB Plan	—	—	—
	MWC SERP	—	—	—
Robert K. Fullagar (2)	MWC DB Plan	27	1,010,447	—
	MWC SERP	—	—	—

(1) NEO does not participate in the DB Plan or the SERP.

(2) NEO does not participate in the SERP.

CEO to Median Employee Pay Ratio

We are providing the following information regarding the relationship of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

For fiscal 2024, our last completed fiscal year:

•	We annualized the compensation of our current CEO from the amounts reported in the Summary Compensation Table, and we determined the annual CEO compensation amount to be $1,828,153;
•	the annual total compensation of our median employee was $86,718; and
•	the resulting ratio is 21.08:1.

Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using data and assumptions summarized below.

In 2024, we selected the same median employee identified in 2023. To identify our median employee, we first determined our employee population (excluding our CEO) as of the last day of our fiscal year, December 31, 2023 (the Determination Date). We had approximately 355 employees, representing all full-time, part-time, seasonal and temporary workers as of the Determination Date. The number does not include any independent contractors or “leased” workers, as permitted by applicable SEC rules.

We then measured our employee population’s total direct compensation in fiscal 2023 for our consistently applied compensation measure based on information from our payroll management systems. This compensation measurement was calculated by totaling, for each employee, their annual W-2 wages, salary, bonuses and perquisites as of the Determination Date and target restricted stock awards granted in fiscal 2023. Once we identified our median employee, we then determined the annual total compensation of this employee. We believe the above is a reasonable estimate of the relationship between the pay of our CEO and the pay of our median employee.

Middlesex Water Company          31          2025 Proxy Statement

All employees hired before April 1, 2007, including all the NEOs except for Ms. Leslie, Mr. Zerhouni, Mr. Kooper and Ms. Simpson, who were hired after March 31, 2007, and who receive pay for a minimum of 1,000 hours during the calendar year, are participants in the Company’s DB Plan. Under the noncontributory DB Plan, current service costs are funded annually, as required under Internal Revenue Service guidelines and by the DB Plan. The Company’s annual contribution is determined on an actuarial basis. Benefits are measured from the member’s entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee’s Social Security benefit integration level, plus 1.9% of such excess pay, multiplied by anticipated total years of service to normal retirement date, capped at 35 years of such excess pay, multiplied by years of service achieved and not to exceed number of years of service achieved at normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts. The benefits under the SERP are described on page 28 of this Proxy Statement.

Mr. Doll and Mr. O’Connor retired from active employment with Middlesex on February 29, 2024 and June 21, 2024, respectively, and began receiving retirement benefits. Mr. Fullagar is eligible to receive early retirement age benefits under the DB Plan, only in the event of his retirement. If Mr. Fullagar elected to receive early retirement age benefits under the DB Plan, such benefits would be at a reduced level on an actuarial basis, as defined under the DB Plan for any eligible employee who elects early retirement prior to age 62. Ms. Leslie, Mr. Zerhouni, Mr. Kooper, Ms. Simpson and Mr. Fullagar are not participants in the SERP. No lump sum payment of accumulated retirement benefits is provided under the DB Plan or the SERP.

Employees hired after March 31, 2007 are not eligible to participate in the DB Plan, but do participate in a DPS Plan, in lieu of the DB Plan, that provides an annual contribution at the discretion of the Company, based upon a percentage of the participants’ compensation. Ms. Leslie, Mr. Zerhouni, Mr. Kooper and Ms. Simpson are participants in the DPS Plan.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The Company has Change in Control Agreements with the NEOs. These agreements generally provide that if the Executive is terminated by the Company, other than for death, disability, retirement, for Cause (as defined in the agreement), or if the Executive resigns for Good Reason (as defined in the agreement) within two years after a Change In Control of the Company, also as defined in the agreement, the Executive, other than the Chief Executive Officer, is entitled to receive, (a) a lump sum severance payment equal to two times the Executive’s average annual base salary and targeted annual incentive, as defined in the agreement, for the five years prior to the termination; and (b) continued coverage for two years under any health or welfare plan in which the Executive and the Executive’s dependents were participating. The Chief Executive Officer is entitled to receive (a) a lump sum severance payment equal to three times the Executive’s annual base salary and incentive compensation at the time of termination, as defined in the agreement; and (b) continued coverage for three years under any health or welfare plan in which the Executive and the Executive’s dependents were participating. The Company has no non-Change in Control severance arrangements other than the employment agreements with certain Executives disclosed in the 2024 Compensation & Discussion Analysis section. The benefits under any health or welfare benefit plan could end earlier (i) if the Executive becomes covered by a new employer’s health and welfare benefit plan, or (ii) the date the Executive becomes eligible for Medicare. Also, coverage for the Executive’s dependents could end earlier than any of these dates if required by the health or welfare benefit plan due to age eligibility.

In addition to the benefits to be paid to the Executive as noted above, if there is a separation from service under the terms of the Change in Control agreement on or before the second anniversary of the Change in Control, the Company shall pay the Executive any deferred compensation, including, but not limited to, deferred bonuses allocated or credited to the Executive as of the date of termination. Also, any outstanding restricted stock grants awarded to the Executive under the Company’s stock plans, which are not vested on termination, shall immediately vest.

Notwithstanding the foregoing, if an Executive leaves the Company’s employ under the terms of a Change In Control agreement, then, at the Executive’s sole option, the Executive may elect to receive a reduced benefit equal to 75% of the Executive’s eligible Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as prorated and as set forth in the SERP, to commence within 60 days of separation of employment. The following table indicates the potential value the NEOs would receive in connection with termination by the Company within two years after a Change in Control of the Company. All scenarios use December 31, 2024, the last business day of the Company’s most recent fiscal year, as the date for the triggering event set forth in the schedule. Additionally, the potential values to each of the NEOs also include the present value of accumulated benefits under the SERP assuming that each NEO made an election to receive such benefits within sixty days after the Executive terminates employment with the Company or its successor.

Name	Compensation Paid During Calendar Year 2024 (using definition of “Compensa- tion” under the Agreement) ($)	Termination Before Second Anniversary (1) ($)
Dennis W. Doll (2)	—	—
Nadine Leslie	824,423	4,686,995
A. Bruce O’Connor (3)	—	—
Mohammed G. Zerhouni	376,634	1,499,915
Jay L. Kooper	428,591	1,036,469
Georgia M. Simpson	353,441	877,800
Robert K. Fullagar	371,477	898,791
(1)	Compensation and other benefits paid following termination on or before the second anniversary of the Change in Control.
(2)	Mr. Doll retired on February 29, 2024.
(3)	Mr. O’Connor retired on June 21, 2024

Middlesex Water Company          32          2025 Proxy Statement

PAY FOR PERFORMANCE COMPARISON

As discussed in the CD&A above, our Compensation Committee has implemented an Executive compensation program designed to link a substantial portion of our NEO’s realized compensation to the achievement of our strategic financial, operational and strategic objectives, and to align our Executive pay with changes in the value of our shareholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2024, 2023, 2022, 2021, and 2020.

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for CEO (b)	Compensation Actually Paid to CEO (c)	Compensation Table Total for non-CEO NEOs (d)	Compensation Actually Paid to non-CEO NEOs (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (In Millions) (h)	Income Before Income Taxes (In Millions) (i)
2024	$1,828,153	$1,150,153	$616,182	$411,477	$89.61	$91.21	$44.40	$51.30
2023	$1,758,814	$1,414,050	$673,736	$467,470	$109.30	$103.30	$31.5	$32.6
2022	$1,154,726	$38,867	$452,477	$284,597	$128.86	$120.09	$42.4	$45.7
2021	$1,290,444	$3,173,051	$490,567	$782,328	$194.55	$132.98	$36.5	$31.1
2020	$1,781,494	$1,714,156	$677,013	$526,936	$115.79	$101.73	$38.4	$34.3

Column (b) Reflects compensation amounts reported in the “Summary Compensation Table” for Mr. Dennis Doll, for the fiscal years 2023, 2022, 2021 and 2020; and for Ms. Leslie annualized compensation amount for 2024.

Column (c) “Compensation actually paid” to Mr. Doll in each of 2023, 2022, 2021, and 2020 and for Ms. Leslie in 2024, reflects the respective amounts set forth in column (b) of the compensation table above, adjusted as set forth in the compensation calculation table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the CEO’s compensation for each fiscal year, please see the CD&A sections of the Proxy Statements reporting pay for the fiscal years covered in the table above. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table.

Column (d) Reflects compensation information for our NEOs other than the CEO as described in the CD&A of this Proxy Statement. 2024: Mohammed G. Zerhouni, A. Bruce O’Connor, Jay L. Kooper, Georgia M. Simpson, Robert K. Fullagar 2023 A. Bruce O’Connor, Jay L. Kooper, Georgia M. Simpson, Robert K. Fullagar 2022: A. Bruce O’Connor, Jay L. Kooper, Georgia M. Simpson, Robert K. Fullagar 2021: A. Bruce O’Connor, Bernadette M. Sohler, Jay L. Kooper, Lorrie B. Ginegaw 2020: A. Bruce O’Connor, Bernadette M. Sohler, Jay L. Kooper, Lorrie B. Ginegaw

Column (e) Average “compensation actually paid” for our non-CEO NEOs in each of 2024, 2023, 2022, 2021, and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the compensation calculation table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the non-CEO NEOs compensation for each fiscal year, please see the CD&A sections of the Proxy Statements reporting pay for the fiscal years covered in the table above.

Column (f) For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Middlesex for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.

Column (g) For the relevant fiscal year, represents the cumulative TSR of the Peer Group for the measurement periods ending on December 31 of each of 2024, 2023, 2022, 2021, and 2020, respectively. Peer Group companies currently include American States Water Company, Artesian Resources Corp., California Water Service Group, Global Water Resources Inc., SJW Group, and York Water Company.

Column (h) Source: Company’s Annual Report on Form 10-K for each respective year.

Column (i) Source: Company’s Annual Report on Form 10-K for each respective year.

Calculation of Compensation Actually Paid to CEO

Year	Summary Compensation Table Total for CEO	Summary Compensation Table Equity Awards for CEO	Equity Awards Adjustment for CEO	Summary Compensation Table Change in Pension Value for CEO	Pension Service Cost Adjustment for CEO	Total Compensation Actually Paid to CEO
2024	$1,828,153	$(678,000)	$—	$—	$—	$1,150,153
2023	$1,758,814	$—	$21,252	$(630,526)	$264,510	$1,414,050
2022	$1,154,726	$(400,000)	$(1,008,164)	$—	$292,314	$38,876
2021	$1,290,444	$(400,000)	$2,176,122	$(174,119)	$280,604	$3,173,051
2020	$1,781,494	$(400,000)	$758,543	$(679,154)	$253,273	$1,714,156

Fair Value of Equity Awards for CEO	2024	2023	2022	2021	2020
Year End Fair Value of Current Year Equity Award	$—	$338,140	$299,182	$608,959	$403,368
Year End Change in Fair Value of Prior Year Equity Awards	$—	$(307,889)	$(1,184,082)	$1,507,984	$311,473
Change in Fair Value of Prior Year Equity Awards Vesting in Current Year	$—	$(8,999)	$(123,264)	$59,179	$43,702
Total Equity Awards Adjustments for CEO	$—	$21,252	$(1,008,164)	$2,176,122	$758,543

Middlesex Water Company          33          2025 Proxy Statement

Calculation of Compensation Actually Paid to non-CEO NEOs

Year	Average Summary Compensation Table Total for non-CEO NEOs	Average Summary Compensation Table Equity Awards for non-CEO NEOs	Average Equity Awards Adjustment for non-CEO NEOs	Average Summary Compensation Table Change in Pension Value for non-CEO NEOs	Average Pension Service Cost Adjustment for non-CEO NEOs	Average Total Compensation Actually Paid to non-CEO NEOs
2024	$616,182	$(114,000)	$(21,535)	$(80,489)	$11,320	$411,477
2023	$673,736	$(45,064)	$22,748	$(196,877)	$12,926	$467,470
2022	$452,477	$(92,500)	$(120,479)	$—	$45,098	$284,597
2021	$490,567	$(88,750)	$390,457	$(78,407)	$68,461	$782,328
2020	$677,013	$(88,750)	$153,174	$(273,752)	$59,252	$526,936

Fair Value of Equity Awards for non-CEO NEOs	2024	2023	2022	2021	2020
Year End Fair Value of Current Year Equity Award	$36,136	$78,203	$67,342	$135,097	$100,462
Year End Change in Fair Value of Prior Year Equity Awards	$(23,073)	$(54,533)	$(175,221)	$246,026	$46,124
Change in Fair Value of Prior Year Equity Awards Vesting in Current Year	$(34,598)	$(922)	$(12,600)	$9,334	$6,588
Total Equity Awards Adjustments non-CEO NEOs	$(21,535)	$22,748	$(120,479)	$390,457	$153,174

Pay for Performance Alignment

The Company has identified Income Before Income Taxes, as referenced in the table at the top of page , as the most important financial performance measure. As income taxes are largely a function of taxable income, management has a greater ability to drive financial performance affecting those income statement line items, which are separate and apart from income taxes, than income taxes themselves. Listed below are the financial performance measures, which in our assessment, represent additional important financial performance measures we use to link compensation actually paid to our NEOs, for 2024, to company performance.

•	Return on Average Common Equity
•	Net Income
•	Total Shareholder Return (TSR)

As largely a regulated water and wastewater utility company, achieving returns on average common equity at levels authorized by our economic regulators is an important financial measure. When combined with the financial performance of our non-regulated contract operations business, we achieved a consolidated return on average common equity in 2024 of 10.2%.

The net income we derive from our regulated water utility business is somewhat weather-dependent as related to revenue from outdoor irrigation in the spring and summer months. In addition, income we derive from the sale of water to municipal contract customers is dependent on whatever weather and/or other operational anomalies such contract customers may experience from year-to-year. Our ability to manage our water supplies, provide treatment to such supplies in sufficient quantity and quality, combined with our ability to manage and control operation and maintenance expenses, are key drivers of net income and therefore, of our ability to generate net income as an important element of shareholder return.

TSR, on an absolute basis and in comparison to that of our peer group, is an important measure of our ability to deliver shareholder value. We view our focus on bottom line financial results combined with common stock dividends as important drivers of total shareholder return.

We conclude that the 2024 results related to the three aforementioned important financial measures are relevant to the compensation paid to our CEO and the other NEOs for 2024. Other non-financial measures also used in determining Executive compensation for 2024, can be found in the CD&A.

Relationship between Pay and Performance

Below are graphs showing the relationship of Compensation Actually Paid (CAP) to our CEO and other NEOs in 2021, 2022, 2023 and 2024.

(1) TSR of both Middlesex and the Peer Group, (2) Middlesex’s net income and (3) Middlesex’s Income Before Income Taxes.

CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed Middlesex’s performance and our NEOs’ pay each year, see the CD&A in the Proxy Statement for each respective year in the comparison.

Middlesex Water Company          34          2025 Proxy Statement

PROPOSAL 2

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on the compensation of our NEOs on an annual basis. The Compensation of our NEOs is described in the CD&A, the compensation tables and the accompanying narrative on pages 23-32 of this Proxy Statement.

The Compensation Committee of the Board is responsible for making recommendations to the full Board with respect to the compensation of the NEOs, including the CEO. As part of these duties, the Compensation Committee administers the Company’s equity-based incentive compensation plan and conducts an annual performance review of the CEO and, in consultation with the CEO, reviews the performance of the other NEOs. The Board has ultimate authority to determine the compensation of all NEOs, including the CEO.

The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the NEOs) for short- and long-term performance, and to provide competitive compensation to attract appropriate talent to the Company. The methods used to achieve these goals for NEOs are influenced by the compensation and employment practices of our peers and competitors within the utilities industry, and elsewhere in the marketplace, for Executive talent. Other considerations include each NEO’s individual performance in achieving both financial and non-financial corporate goals.

Based on its review of the total compensation of our NEOs for fiscal year 2024, the Compensation Committee believes that the total compensation for each of the NEOs is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value without encouraging NEOs to take unnecessary or excessive risks.

The CD&A section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of NEO compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal, the approval of which is included as Proposal 2 in this Proxy Statement. This advisory vote, which is required under Section 14A of the Exchange Act (as amended by the Dodd-Frank Act), is typically referred to as a “say-on-pay” vote. The frequency of the “say-on-pay” vote is one year as last voted on by the shareholders in 2023. The next frequency of the “say-on-pay” vote is next scheduled for 2029.

For the reasons stated above, the Board is requesting your non-binding approval of the compensation of NEOs, as disclosed in the CD&A, the compensation tables and the accompanying narrative on pages 23-32 of this Proxy Statement.

Your vote on this proposal will be non-binding and will not be construed as overruling a decision by the Board. Your vote will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for the Board. However, the Board values the opinions that our shareholders express in their votes and will take the outcome of the vote into account when making future Executive compensation decisions.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL 2, THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Middlesex Water Company          35          2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is comprised of independent directors, all of whom meet the qualifications required by the Nasdaq Stock Exchange and Securities U.S. Securities and Exchange Committee. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website, MiddlesexWater.com

Management is responsible for the Company’s internal controls, financial reporting processes and compliance with legal and regulatory requirements. Baker Tilly US, LLP, the Company’s independent registered public accounting firm for 2024, was responsible for performing an independent audit of the Company’s consolidated financial statements and for issuing a report of their opinions on the Company’s consolidated financial statements and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and Baker Tilly US, LLP the Company’s audited consolidated financial statements, and internal control over financial reporting, for the year ended December 31, 2024. The Audit Committee also received a report from Baker Tilly US, LLP regarding matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (‘‘PCAOB’’). The Audit Committee has received the written disclosures and the letter from Baker Tilly US, LLP, required by the PCAOB, regarding their communications with the Audit Committee concerning independence, and has discussed with Baker Tilly US, LLP their independence.

Based on the above, the Audit Committee recommended to the Board Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The members of the Audit Committee issuing this report were:

Steven M. Klein, Chair
Joshua Bershad
Amy Mansue
Vaugh L. McKoy
Ann L. Noble

Middlesex Water Company          36          2025 Proxy Statement

PROPOSAL 3

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The shares represented by the proxies will be voted for ratification of the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm, to issue a report to the Board and shareholders on our financial statements for the year ending December 31, 2025.

Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law or regulation, the Board is submitting the selection of an independent registered public accounting firm for shareholder ratification. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to participate in the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by shareholders in person or represented by proxy, at the Annual Meeting is required for the approval of this Proposal. The Board has not determined what action it would take if the shareholders do not approve the selection of PricewaterhouseCoopers LLP, but may reconsider the selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Baker Tilly US, LLP was previously approved and appointed by the Audit Committee as the Company’s independent registered public accounting firm for the years ended December 31, 2024 and 2023. The aggregate fees billed to the Company for the years ended December 31, 2024 and 2023 by Baker Tilly US, LLP are as follows:

	2024 ($)	2023 ($)
Audit Fees {a}	692,785	575,818
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	692,785	575,818
Tax Fees {b}	68,250	36,180
All Other Fees	—	—
Total Fees	761,035	611,998
{a}	Audit fees were incurred for an audit of the financial statements and internal control over financial reporting of the Company, audits of the financial statements of a subsidiary of the Company, issuance of consents, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.
{b}	Tax fees were incurred for the preparation of the Company’s tax returns.

The Audit Committee has established an approval policy for all recurring audit services and all other permitted services to be performed by the Company’s independent registered public accounting firm. Recurring audit services include annual audits of the Company’s financial statements and internal control over financial reporting, and reviews of the Company’s Quarterly Reports on Form 10-Q. Recurring audit services require the pre-approval of the Audit Committee. All other permitted services with fees less than $50,000, individually and in the aggregate, are subject to the pre-approval of the Audit Committee Chair, with subsequent ratification by the Audit Committee.

Middlesex Water Company          37          2025 Proxy Statement

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In October 2024, the Audit Committee began a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee invited several public accounting firms to participate in this process. As a result of that process, on February 28, 2025, the Committee dismissed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm effective March 3, 2025.

The audit reports of Baker Tilly on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. The audit report of Baker Tilly on the effectiveness of internal control over financial reporting as of December 31, 2023 indicated the Company did not maintain effective internal control over financial reporting as of December 31, 2023, because of the effect of the material weaknesses, described below.

During the years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 through March 3, 2025, there were no disagreements as described under Item 304(a)(1)(iv) of Regulation S-K with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter thereof in connection with its reports on the financial statements of the Company for such years.

In addition, during the years ended December 31, 2024 and 2023, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses in the Company’s internal control over financial reporting, as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2023, filed with the U.S Securities and Exchange Commission (“SEC”) on February 29, 2024, related to (i) ineffective information technology general controls in the areas of user access and change management over certain information technology systems that supports the Company’s financial reporting; and (ii) ineffective controls related to income tax accounting for a non-routine transaction. The Company remediated the material weaknesses in the third quarter of 2024.

The Company has provided Baker Tilly with a copy of the foregoing disclosures and requested that Baker Tilly furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Baker Tilly’s letter, dated March 3, 2025, is filed as Exhibit 99.1 to a Current Report on Form 8-K previously filed with the SEC on March 4, 2025.

As a result of the competitive process noted above, on February 28, 2025, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025, subject to PwC’s completion of its standard client acceptance procedures.

During the two years ended December 31, 2024 and 2023 and the subsequent interim period from January 1, 2025 through March 3, 2025, neither the Company nor anyone acting on its behalf has consulted with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to us by PwC that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K of Securities and Exchange Act of 1934, as amended, and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Middlesex Water Company          38          2025 Proxy Statement

SECURITY OWNERSHIP AND OTHER MATTERS

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 25, 2025, the number of shares of Middlesex common stock beneficially owned by the elected Directors, Executive Officers named in the table appearing under Executive Compensation, and all elected Directors and Executive Officers as a group. All individual elected Directors and Executive Officers owned less than 1.32% of the shares outstanding on March 25, 2025.

Name	Total Shares Beneficially Owned (1)
Directors
Joshua Bershad, M.D.	58,757
Dennis W. Doll	71,787
James F. Cosgrove, Jr.	10,199
Kim C. Hanemann	4,051
Steven M. Klein	9,325
Amy B. Mansue	10,499
Vaughn L. McKoy	1,991
Ann L. Noble	3,429
Walter G. Reinhard	6,351
Named Executive Officers
Robert K. Fullagar	5,534
Jay L. Kooper	4,237
Nadine Leslie	4,793
A. Bruce O'Connor	24,266
Mohammed G. Zerhouni	1,356
Georgia M. Simpson	4,383
All elected Directors and Executive Officers as a group including those named above. (18 people)	232,535*

(1)	Beneficial owner has the sole power to vote such shares. Each beneficial owner individually owns less than 1% of shares outstanding as of March 25, 2025.
*	Represents 1.32% of the shares outstanding on March 25, 2025. Percentage of each individual is based on shares outstanding as of March 25, 2025.

Section 16(A) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities Exchange Act of 1934, Officers and Directors, and certain beneficial owners of the Company’s equity securities are required to file reports of ownership and changes in ownership with the SEC on specified due dates. Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such Officers and Directors (we are not aware of any five percent holder required to file reports under Section 16) were met during 2024, other than the following: During 2024, the Company filed one Form 4 on behalf of Ms. Leslie and one Form 4 on behalf of Mr. Doll after the relevant deadlines.

Other Security Holders

The following table sets forth as of March 25, 2025, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

Name and Address of Beneficial Owners	Number of Shares	Percent of Class
BlackRock Inc.	3,475,374 (1)	19.5%
50 Hudson Yards
New York, NY 10001
The Vanguard Group	1,427,157 (2)	8.01%
100 Vanguard Boulevard
Malvern, PA 19355
T. Rowe Price Investment Management, Inc.	1,344,672 (3)	7.50%
101 E. Pratt Street
Baltimore, MD 21201

(1) This information is based on a Schedule 13G Combined filed with the SEC on February 5, 2025.

(2) This information is based on a Schedule 13G Combined filed with the SEC on February 13, 2024.

(3) This information is based on a Schedule 13G Combined filed with the SEC on November 14, 2024.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any will be presented for consideration at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in their discretion on such matters.

Electronic Access to Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available at www.proxyvote.com. Paper copies of these documents may be requested by contacting our Corporate Secretary in writing at the Office of the Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830. The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2024 Annual Report on Form 10-K filed by the Company, including the financial statement and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the company upon payment of the reasonable cost of copying such exhibits.

Middlesex Water Company          39          2025 Proxy Statement

485C ROUTE 1 SOUTH SUITE 400 ISELIN, NJ 08830 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MSEX2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01) Steven M. Klein 02) Amy B. Mansue 03) Walter G. Reinhard The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve a non-binding advisory vote to approve named executive officer compensation. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: We may also transact such other business that may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0 0 0 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MIDDLESEX WATER COMPANY Annual Meeting of Shareholders May 20, 2025 11:00 AM EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Joshua Bershad, M.D. and Vaughn L. McKoy, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Middlesex Water Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders, to be held virtually at www.virtualshareholdermeeting.com/MSEX2025 at 11:00 a.m., on May 20, 2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; FOR THE APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; AND FOR RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Continued and to be signed on reverse side